UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the  Securities Exchange Act of 1934 (Amendment No. )

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Sprint Corporation

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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SEC 1913 (3-99)

6200 Sprint Parkway Overland Park, Kansas 66251
William T. Esrey
Chairman

April     , 2003

Dear Stockholder:

On behalf of the Board of Directors and management, I cordially invite you to attend the Annual Meeting of the Stockholders of Sprint Corporation. The Annual Meeting will be held at 10:00 a.m. on Tuesday, May 13, 2003, at the Overland Park Convention Center, 6000 College Boulevard, Overland Park, Kansas. A map showing the location of the meeting is printed on the back cover of the enclosed notice of the meeting and proxy statement.

The Board of Directors has nominated Gary Forsee, Sprint’s new Chief Executive Officer, and the two other present Directors whose terms of office expire this year to continue to serve as Directors of Class II. The Board of Directors recommends that you vote for the nominees.

You are also being asked to approve amendments to Sprint’s Articles of Incorporation to declassify the Board, an amendment to Sprint’s Employees Stock Purchase Plan to increase the shares available for purchase under that plan, and to ratify the appointment of Ernst & Young LLP as independent auditors of Sprint for 2003. The Board of Directors recommends that you vote for these proposals.

Four Stockholder proposals are also included in the proxy statement. For the reasons set forth in the proxy statement, the Board of Directors recommends that you vote against each proposal.

We encourage you to read this proxy statement and vote promptly. Doing so will save Sprint additional expenses of solicitation and will help ensure that as many shares as possible are represented.

Sincerely,

Chairman

SPRINT CORPORATION

6200 Sprint Parkway

Overland Park, Kansas 66251

Notice of Annual Meeting of Stockholders

Time:

10:00 a.m. (Central Daylight Time) on Tuesday, May 13, 2003

Place:

Overland Park Convention Center

6000 College Boulevard

Overland Park, Kansas 66211

Purpose:

•	To elect three Class II Directors to serve for a term of three years

•	To approve an amendment to Sprint’s Articles of Incorporation to declassify the Board of Directors

•	To approve amendments to the 1988 Employees Stock Purchase Plan

•	To ratify the appointment of Ernst & Young LLP as our independent auditors for 2003

•	To vote on four Stockholder proposals if presented at the meeting

•	To conduct other business properly raised before the meeting and any adjournment or postponement of the meeting

Record Date:

You may vote if you were a Stockholder of record on March 26, 2003

Proxy Voting:

Your vote is important. You may vote in one of three ways:

•	by calling the toll-free number on the enclosed proxy card

•	via the Internet using instructions on the proxy card

•	by signing, dating, and returning your proxy card in the enclosed envelope

Overland Park, Kansas

J. Richard Devlin

April     , 2003

Executive Vice President—General Counsel, External

Affairs and Corporate Secretary

SPRINT CORPORATION

6200 Sprint Parkway

Overland Park, Kansas 66251

PROXY STATEMENT

These proxy materials are delivered in connection with the solicitation by the Board of Directors of Sprint Corporation (Sprint) of proxies to be voted at our 2003 Annual Meeting of Stockholders to be held May 13, 2003. On April     , 2003, we commenced mailing this proxy statement and the enclosed form of proxy to Stockholders entitled to vote at the meeting.

Stockholders entitled to vote

Stockholders of Sprint at the close of business on March 26, 2003, may vote at the meeting. As of that date the following shares were outstanding and entitled to vote:

Designation	Outstanding	Votes per share
Series 1 FON Stock (“FON Stock”)		1.0000
Series 1 PCS Stock (“PCS Stock”)		.3130
Series 2 PCS Stock		.0313
Preferred Stock—Seventh Series, Series 1 PCS underlying	123,314	20.360
Preferred Stock—Seventh Series, Series 2 PCS underlying	123,452	2.0360

The relative voting power of Sprint’s different classes of voting stock is determined under formulas in Sprint’s Articles of Incorporation.

How to vote

You may vote by proxy or in person at the meeting. To vote by proxy, you may use one of the following methods if you are a registered holder (that is, you hold your stock in your own name):

•	Telephone voting, by dialing the toll-free number and following the instructions on your proxy card,

•	Via the Internet, by going to the web address www.proxyvote.com and following the instructions on the proxy card,

•	Mail, by completing and returning the proxy card in the enclosed envelope. The envelope requires no additional postage if mailed in the United States.

If your shares are held in “street name” by a broker or other nominee, you should check the voting form used by that firm to determine whether you may vote by telephone or Internet.

How proxies work

Giving your proxy means that you authorize us to vote your shares at the meeting in the manner you direct. If you sign, date, and return the enclosed proxy card but do not specify how to vote, we will vote your shares for the nominees for Directors designated below, for approval of the amendment to Sprint’s Articles of Incorporation and to Sprint’s Employees Stock Purchase Plan, for ratification of the appointment of Sprint’s auditors, and against the Stockholder proposals.

How to revoke a proxy

You may revoke your proxy before it is voted at the meeting by:

•	voting again by telephone or on the Internet or completing a new proxy card with a later date—your latest vote will be counted,

•	filing an instrument of revocation with the Corporate Secretary of Sprint, or

•	voting in person at the meeting.

Voting by employees participating in Sprint’s Retirement Savings Plans

If you are a participant in Sprint’s Retirement Savings Plans, you are entitled to instruct the trustee, Fidelity Management Trust Company, how to vote the shares allocated to your account. If you do not instruct Fidelity how to vote your shares, the Retirement Savings Plans provide for Fidelity to vote your shares in the same proportion as the shares for which it receives instructions from all other participants. To allow sufficient time for Fidelity to vote, your voting instructions must be received by Fidelity by May 8, 2003.

You will receive one proxy card that covers any shares held for you in your Retirement Savings Plan account, as well as any other shares registered in your own name.

Required vote

In order to carry on the business of the meeting, we must have a quorum. A quorum requires the presence, in person or by proxy, of the holders of a majority of the votes entitled to be cast at the meeting. We count abstentions and broker “non-votes” as present and entitled to vote for purposes of determining a quorum. A broker “non-vote” occurs when you fail to provide voting instructions to your broker for shares you hold in “street name.” Under those circumstances, your broker may be authorized to vote for you on some routine items but is prohibited from voting on other items. Those items for which your broker cannot vote result in broker “non-votes.”

The three nominees for Director receiving the greatest number of votes at the meeting will be elected as Directors. Abstentions and broker “non-votes” are not counted for this purpose.

Approval of the amendment to Sprint’s Articles of Incorporation declassifying the Board of Directors requires the affirmative vote of a majority of the votes outstanding and entitled to vote. If you vote to “abstain” on this proposal, it will have the same effect as if you voted against the proposal.

For all other matters to be voted upon at the meeting, the affirmative vote of a majority of votes cast in person or by proxy, and entitled to vote on the matter, is necessary for approval. For this purpose, if you vote to “abstain” from voting on a proposal, your shares will be treated as present and will have the same effect as if you voted against the proposal. Broker “non-votes,” however, are not counted as cast for this purpose and have no effect on the outcome of the vote.

Costs of proxy solicitation

We will pay the expenses of soliciting proxies. In addition to solicitation by mail, our officers may solicit proxies in person or by telephone. We have hired D. F. King & Co. to assist us in soliciting proxies for an anticipated fee of $8,500 plus out-of-pocket expenses.

Delivery of proxy materials to households where two or more Stockholders reside

Securities and Exchange Commission (SEC) rules allow us to deliver a single copy of an annual report, proxy statement, prospectus, or information statement to any household where two or more Stockholders reside if we believe the Stockholders are members of the same family. This rule benefits you by reducing the volume of duplicate information you receive at your household. It also benefits Sprint by reducing our printing and mailing costs.

We mailed your household a single set of proxy materials this year unless you provided instructions to the contrary in response to a notice mailed to you last year. However, we mailed each Stockholder in your household a separate proxy card or voting instruction form. If you prefer to receive your own copy of the proxy materials for this year’s Annual Meeting, please request a duplicate set by writing to Sprint Shareholder Relations, 6200 Sprint Parkway, Mailstop: KSOPHF0302-3B206, Overland Park, KS 66251 or by calling 1-800-259-3755 (option 4).

If you prefer to receive your own copy of proxy materials in the future, and you are a registered holder, please contact Sprint Shareholder Relations. If a broker or other nominee holds your shares, you may instruct your broker to send duplicate mailings by following the instructions on your voting instruction form or by contacting your broker.

If you share a household address with another Stockholder, and you received duplicate mailings of the proxy materials this year, you may request that your household receive a single set of proxy materials in the future. If you are a registered holder, please contact Sprint Shareholder Relations. If a broker or other nominee holds your shares, follow the instructions on your voting instruction form or contact your broker.

If you hold some Sprint shares as a registered holder or through Sprint’s Retirement Savings Plan, and other Sprint shares in the name of a broker or other nominee, we must send you proxy materials for each account. To avoid receiving duplicate sets of proxy materials, you may consolidate accounts or consent to electronic delivery as described in the following section.

Viewing the proxy materials on-line

We are able to distribute the annual report and proxy statement to you in a fast and efficient manner via the Internet. This reduces the amount of paper delivered to your address and eliminates the cost of sending these documents by mail. You may elect to view all future annual reports and proxy statements on the Internet instead of receiving them by mail. To make this election follow the instructions after you vote via the Internet.

Shareholders who have enrolled for electronic delivery receive an e-mail notice of shareholder meetings. The e-mail will provide links to Sprint’s annual report and proxy statement. These documents are in PDF format so you will need Adobe Acrobat® Reader to view them on-line. The e-mail will also provide a link to a voting web site and your control number to use to vote via the Internet.

Confidential voting policy

Your individual vote is kept confidential from our Directors, officers, and employees except for certain specific and limited exceptions. One exception occurs if you write opinions or comments on your proxy card. In that case, a copy of your proxy card is sent to us.

Attending the meeting

If you hold your shares in the name of a broker or other nominee, and you plan to attend the meeting, please bring proof of ownership with you to the meeting. A brokerage account statement showing that you owned voting stock of Sprint on March 26, 2003, is acceptable proof. If you are a registered holder, no proof is required.

Stockholder proposals for next year

Sprint’s bylaws provide that the Annual Meeting of Stockholders is to be held on the third Tuesday in April of each year unless the Board of Directors sets a different date. In 2004, the third Tuesday falls on April 20.

We anticipate mailing our proxy materials for next year’s Annual Meeting on or about March 19, 2004. Based on that schedule, the deadline for Stockholder proposals to be included in the proxy statement for that meeting is November 20, 2003. If you intend to submit such a proposal, it must be received by Sprint’s Corporate Secretary at 6200 Sprint Parkway, Mailstop KSOPHF0302-3B679, Overland Park, Kansas 66251, no later than that date.

If you intend to submit a matter for consideration at next year’s meeting, other than by submitting a proposal to be included in our proxy statement, you must give timely notice according to Sprint’s bylaws. Those bylaws provide that, to be timely, your notice must be received by Sprint’s Corporate Secretary at 6200 Sprint

Parkway, Mailstop KSOPHF0302-3B679, Overland Park, Kansas 66251, by November 20, 2003 but not before October 21, 2003. For each matter you intend to bring before the meeting, your notice must include a brief description of the business you wish to be considered and the reasons for conducting that business at the meeting. The notice must also include your name and address, the class and number of shares of Sprint that you own, and any material interest you have in that business.

Security ownership of certain beneficial owners

The following table provides information about the only known beneficial owners of more than five percent of each class of Sprint’s outstanding voting stock as of March 26, 2003, except as otherwise provided in Footnote 8:

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Series	Percent of Class		Percent of Sprint Voting Power
FON common stock	Capital Research and Management Company (1)	129,612,600 shares	(8)	Series 1	14.5	%(8)	11.4%
	Capital Group International, Inc. (2)	53,475,330 shares	(8)	Series 1	6.0	%(8)	4.7%
PCS common stock	AXA Assurances I.A.R.D. Mutuelle (3)	84,277,422 shares	(8)	Series 1	8.3	%(8)	2.2%
	Capital Research and Management Company (1)	59,099,790 shares	(8)	Series 1	5.8	%(8)	1.6%
	Capital Group International, Inc. (2)	123,898,140 shares	(8)	Series 1	12.4	%(8)	3.3%
	France Télécom (4)	56,000,032 shares		Series 1	5.0%		1.0%
	Cox Communications, Inc. (5)	76,677,387 shares		Series 2	7.7%		0.2%
	Liberty Media Corporation (6)	169,695,103 shares		Series 2	17.2%		0.5%
Preferred stock	Comcast Corporation (7)	61,726 shares		Series 7	25.0%		0.0%
	Cox Communications, Inc. (5)	61,726 shares		Series 7	25.0%		0.0%
	Liberty Media Corporation (6)	123,314 shares		Series 7	50.0%		0.7%

(1)	Capital Research and Management Company, 333 South Hope Street, Los Angeles California.
(2)	Capital Group International, Inc., 11100 Santa Monica Boulevard, Los Angeles, California.
(3)	AXA Assurances I.A.R.D. Mutuelle, 370, rue Saint Honore, 75001 Paris, France.
(4)	France Télécom, 6 place d’Alleray, 75505 Paris Cedex 15, France.
(5)	Cox Communications, Inc., 1400 Lake Hearn Drive, Atlanta, Georgia.
(6)	Liberty Media Corporation, 12300 Liberty Boulevard, Englewood, Colorado.
(7)	Comcast Corporation, 1500 Market Street, Philadelphia, Pennsylvania.
(8)	Amount based solely on Schedules 13G received by Sprint as of March 26, 2003.

Security ownership of Directors and executive officers

The following table states the number of shares of Sprint’s common stock beneficially owned, as of December 31, 2002, by each current Director, each executive officer named in the “Summary Compensation Table,” and by all Directors and executive officers as a group. Including shares covered by options exercisable within 60 days, Mr. Esrey beneficially owned 1.1% of the outstanding shares of FON common stock. However, excluding shares covered by options that were not in-the-money on December 31, 2002, Mr. Esrey owned 0.3% of the outstanding FON common stock. Other than Mr. Esrey, no individual Director or executive officer owned more than one percent of the outstanding shares of FON common stock or one percent of the outstanding shares of PCS common stock. As a group the listed individuals owned 2.1% of the outstanding FON common stock and 1.1% of the outstanding PCS common stock. Except as otherwise indicated, each individual named has sole investment and voting power with respect to the securities shown.

	FON Stock			PCS Stock
Name	Shares Owned		Shares Covered By Exercisable Options (1)	Shares Owned		Shares Covered By Exercisable Options (1)
DuBose Ausley	16,489		35,538	8,150		17,096
J. Richard Devlin	86,558		789,496	98,744		430,738
William T. Esrey	2,660,162	(2)	8,267,986	1,644,396	(3)	4,343,325
Gary D. Forsee	0		0	31,377		0
Michael B. Fuller	305,943		932,571	382,552		341,438
Irvine O. Hockaday, Jr.	11,409		21,538	17,933		13,538
Len J. Lauer	110,431		417,034	116,907		238,726
Ronald T. LeMay	1,694,817		3,938,304	1,834,593		1,278,720
Linda Koch Lorimer	12,093		44,106	32,963		24,822
Charles E. Rice	37,448		39,250	24,175		22,394
Louis W. Smith	10,901		11,538	2,661		8,538
Stewart Turley	20,000		39,250	10,390		22,394
All Directors and executive officers as a group (17 persons)	5,077,198	(2)	15,832,835	4,378,993	(3)	7,438,880

(1)	These are shares that may be acquired upon the exercise of stock options exercisable on or within sixty days after December 31, 2002, under Sprint’s stock option plans.
(2)	Includes shares held by or for the benefit of family members in which beneficial ownership has been disclaimed: 33,666 shares held in trust for Mr. Esrey’s children.
(3)	Includes shares held by or for the benefit of family members in which beneficial ownership has been disclaimed: 13,388 shares held in trust for Mr. Esrey’s children.

Section 16(a) beneficial ownership reporting compliance

Section 16(a) of the Securities Exchange Act of 1934 requires Sprint’s Directors and executive officers to file with the SEC and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of Sprint’s common stock and other equity securities of Sprint. Directors and executive officers are required by SEC regulations to furnish Sprint with copies of all Section 16(a) reports they file.

To Sprint’s knowledge, based solely on review of the copies of these reports furnished to Sprint and written representations that no other reports were required, during 2002 all Section 16(a) filing requirements applicable to its Directors and executive officers were complied with, except for failure to report timely on a Form 4 the purchase of 1,300 shares of FON Stock by an investment advisor for Irvine O. Hockaday, Jr. and an inadvertent late filing of Stewart Turley’s Form 5 for 2001. These failures were inadvertent and, as soon as the oversights were discovered, the forms were promptly filed.

Litigation

In December 2000, The Amalgamated Bank, an institutional Stockholder, as Trustee for the Longview Collective Investment Fund, and two other Stockholders, each filed a derivative action purportedly on behalf of Sprint against certain of Sprint’s current and former officers and Directors in the Jackson County, Missouri, Circuit Court. All three suits were consolidated and allege that the individual defendants breached their fiduciary duties to Sprint and were unjustly enriched by making undisclosed amendments to Sprint’s stock option plans, by failing to disclose certain information concerning regulatory approval of the proposed merger of Sprint and WorldCom, Inc., and by overstating Sprint’s earnings for the first quarter of 2000. The plaintiff seeks damages, to be paid to Sprint, in an unspecified amount.

On March 19, 2003, plaintiff’s counsel and the defendants announced a settlement, subject to court approval, of the lawsuit. The settlement does not reflect any admission of liability by the defendants. The settlement by plaintiff’s counsel and the defendants includes the adoption of enhancements of Sprint’s corporate governance policies and practices; an agreement by current Board members and senior management to certain restrictions on options (or any stock obtained through the exercise of options accelerated by Stockholder approval of the WorldCom merger); and the payment of plaintiff’s attorneys’ fees in the form of 250,000 FON shares and 500,000 PCS shares. Many of the corporate governance enhancements are included in those described below under “Corporate governance matters.”

In June 2001, The New England Health Care Employees Pension Fund, an institutional Stockholder, and two other Stockholders each filed a purported class action in the federal court, for the District of Kansas. All three suits were consolidated and allege that Sprint and certain of Sprint’s current and former officers and Directors failed to disclose certain information concerning regulatory approval of the proposed WorldCom merger and overstated Sprint’s earnings for the first quarter of 2000, in violation of the federal securities laws, and seek an unspecified amount of damages. On March 19, 2003, plaintiffs and defendants in these securities cases announced a settlement, subject to court approval. The settlement does not reflect any admission of liability by defendants, and there has been no finding of any violation or liability by defendants. The settlement includes the payment to the plaintiffs class and counsel a total of $50 million.

New Chief Executive Officer

On March 19, 2003, Gary Forsee became Chief Executive Officer of Sprint. Mr. Forsee was previously the Vice Chairman-Domestic Operations of BellSouth and Chairman of Cingular Wireless. BellSouth and Cingular Wireless filed suit to enforce the non-compete and confidentiality provisions of Mr. Forsee’s employment contract and prevent him from becoming Sprint’s CEO. The Georgia trial court determined that his non-competition agreement was not enforceable and referred the confidentiality provisions to an arbitrator. On March 18, 2003, the arbitrator permitted Mr. Forsee to become Sprint’s CEO subject to certain restrictions for a period of twelve months designed to protect BellSouth’s confidential information. For example, among other things, Mr. Forsee will not be able to be present at, or participate in, discussions concerning potential mergers, acquisitions or sales of assets with respect to specified telecommunications companies and cannot solicit BellSouth or Cingular employees. BellSouth has appealed the trial court’s decision to the Georgia Supreme Court and BellSouth and Cingular are separately pursuing a claim against Sprint for tortious interference with their relationship with Mr. Forsee.

I.  ELECTION OF DIRECTORS

(Item 1 on Proxy Card)

The Board of Directors of Sprint is currently divided into three classes, with the term of office of each class ending in successive years. The terms of the Directors of Class II expire with this meeting. Each of the three nominees for Class II, if elected, will serve three years until the 2006 Annual Meeting and until a successor has been elected and qualified. The Directors in Class III will continue in office until the 2004 meeting and the Directors in Class I will continue in office until the 2005 meeting. As described below, Sprint is proposing to declassify its Board. See “Proposal to Adopt an Amendment to the Articles of Incorporation to Eliminate Classification of Sprint’s Board of Directors.”

The persons named in the accompanying proxy will vote your shares for the election of the nominees named below as Directors of Class II unless you direct otherwise. Each nominee has consented to be named and to continue to serve if elected. If any of the nominees become unavailable for election for any reason, the proxies will be voted for the other nominees and for any substitutes.

Nominees for Director

The following information is given with respect to the nominees for election.

Class II—Nominees to Serve Three Years Until 2006 Annual Meeting

Gary D. Forsee, age 52. Chief Executive Officer of Sprint, Overland Park, Kansas. He is a director of Goodyear Tire & Rubber Co. Before becoming the Chief Executive Officer of Sprint on March 19, 2003, Mr. Forsee served as Vice Chairman—Domestic Operations of BellSouth Corporation since January 2002 and President of BellSouth International since 2000, before which he served as Executive Vice President and Chief Staff Officer beginning in 1999. Before joining BellSouth, Mr. Forsee served as President and Chief Executive Officer of Global One, a joint venture of Sprint, Deutsche Telekom and France Télécom, in Brussels, Belgium beginning in 1998. Before joining Global One, Mr. Forsee served as the President and Chief Operating Officer of Sprint’s Long Distance Division beginning in 1995. He was elected to Sprint’s Board effective March 19, 2003.

Charles E. Rice, age 67. Chairman of Mayport Venture Partners, LLC, and former Vice Chairman of Corporate Development, Bank of America Corporation, a bank holding company, from 1998 to 2001. He is a director of CSX Corporation, Bessemer Trust Company, and Post Properties, Inc. Before becoming Vice Chairman of Corporate Development of Bank of America Corporation, Mr. Rice was Chairman of NationsBank, Inc. from May 1998 to October 1998 and Chairman and Chief Executive Officer of Barnett Banks, Inc. from 1984 to 1998. He has been a Director of Sprint since 1975.

Louis W. Smith, age 60. Retired President and Chief Executive Officer of the Ewing Marion Kauffman Foundation, Kansas City, Missouri. He is a director of H & R Block, Inc. Before serving as President and Chief Executive Officer of the Ewing Marion Kauffman Foundation from 1997 until April 2002, he was President and Chief Operating Officer of the foundation beginning in 1995. He was President of Allied Signal Inc., Kansas City Division, from 1990 to 1995. He has been a Director of Sprint since 1999.

Directors continuing in office

The following information is given with respect to the Directors who are not nominees for election at this meeting.

Class III—Serving Until 2004 Annual Meeting

William T. Esrey, age 63. Chairman of Sprint, Overland Park, Kansas. He is a director of Duke Energy Corporation, Exxon Mobil Corporation, and General Mills, Inc. Mr. Esrey has been Chairman of Sprint since 1990 and Chief Executive Officer from 1985 until March 18, 2003. He has been a Director of Sprint since 1985. Mr. Esrey has informed the Board that he expects to retire and resign from the Board after a brief transition period. Pursuant to Sprint’s Articles of Incorporation, the Board will select a new Director to fill the resulting vacancy.

Linda Koch Lorimer, age 50. Vice President and Secretary of the University, Yale University, New Haven, Connecticut. She is a director of McGraw-Hill, Inc., and Yale-New Haven Hospital and a trustee of Hollins University. Before becoming Vice President and Secretary of Yale University in 1993, Ms. Lorimer was President of Randolph-Macon Woman’s College for more than six years. She has served as the President of the Board of the American Association of Colleges and Universities and as Vice Chair of The Center for Creative Leadership. She has been a Director of Sprint since 1993.

Stewart Turley, age 68. Retired Chairman of Eckerd Corporation, a diversified retailer, Clearwater, Florida. He is a director of WCI Communities, Inc. Before his retirement in 1997, Mr. Turley had been Chairman of Eckerd Corporation since 1975. He has been a Director of Sprint since 1980.

Class I—Serving Until 2005 Annual Meeting

DuBose Ausley, age 65. Employee of Ausley & McMullen, a law firm, Tallahassee, Florida, where he was Chairman from 1996 to June 1, 2002. He is a director of Capital City Bank Group, Inc., Tampa Electric Co., Inc., TECO Energy, Inc., and Blue Cross and Blue Shield of Florida, Inc. He has also been Chairman of the Capital City Bank Group, Inc. for more than five years. Mr. Ausley has been a Director of Sprint since 1993.

Irvine O. Hockaday, Jr., age 66. Retired President and Chief Executive Officer of Hallmark Cards, Inc., a manufacturer of greeting cards, Kansas City, Missouri. He is a director of Aquila, Inc., Crown Media Holdings, Inc., Dow Jones, Inc., Ford Motor Company, and Estee Lauder, Inc. Mr. Hockaday served as President and Chief Executive Officer of Hallmark Cards, Inc. from 1985 to 2001. He has been a Director of Sprint since 1997, and has been named Sprint’s initial lead independent Director.

Ronald T. LeMay, age 57. President and Chief Operating Officer of Sprint, Overland Park, Kansas. He is a director of The Allstate Corporation, Ceridian Corporation, and Imation Corporation. Mr. LeMay has served as President and Chief Operating Officer of Sprint since 1997. He was a Director of Sprint from 1993 until July 1997 and re-elected in December 1997. Mr. LeMay is expected to leave his positions at Sprint in the near future. Pursuant to Sprint’s Articles of Incorporation, the Board will select a new Director to fill the resulting vacancy.

Compensation of Directors

Annual retainer and meeting fees. Directors who are not employees of Sprint (the Outside Directors) are each paid $40,000 annually plus meeting fees. For each meeting attended, Sprint pays Outside Directors the following fees: (1) $1,250 for Board meetings, (2) $1,000 for committee meetings, (3) $1,250 for in-person meetings of Outside Directors, unless those meetings occur in connection with a Board meeting, and (4) $1,250 for in-person business meetings attended on Sprint’s behalf. Under the 1997 Long-Term Stock Incentive Program, Outside Directors can elect to use these fees to purchase FON Stock and PCS Stock. They can also elect to have the purchased shares deferred and placed in a trust. Sprint also maintains the Directors’ Deferred Fee Plan under which Outside Directors may elect to defer all or some of their fees.

Stock options. On February 19, 2002, each Outside Director was granted an option to purchase 6,550 shares of FON Stock and 6,550 shares of PCS Stock at an option price equal to 100% of the fair market value on that date. The options expire ten years from the date of grant. Twenty-five percent of the shares subject to the option became exercisable on February 19, 2003, and an additional 25% become exercisable on February 19th of each of the three succeeding years.

With respect to these grants, vesting is accelerated in the event of the Outside Director’s death, permanent disability, attainment of mandatory retirement age (that is, the Annual Meeting closest to the Outside Director’s 70th birthday), or change in control of Sprint.

Retirement Benefits. In 1982 Sprint adopted a retirement plan for its Outside Directors. Any Director of Sprint who served five years as a Director without simultaneously being employed by Sprint or any of its subsidiaries is eligible to receive benefits under the plan. The retirement plan was amended in 1996 to eliminate the retirement benefit for any Director who had not served five years as of the date of the amendment. An eligible Director will receive monthly benefit payments equal to the monthly fee (not including meeting fees) being paid to Directors at the time of the Director’s retirement. The monthly retirement benefit would be $3,333 for any Director retiring while the current $40,000 annual fee remains in effect. The number of monthly benefit payments to a Director under the plan will equal the number of months served as a Director without simultaneously being employed by Sprint or any of its subsidiaries, up to a maximum of 120 payments.

Outside Directors not eligible for benefits under the retirement plan after the 1996 amendment received units representing shares of FON Stock and PCS Stock credited to their accounts under the Director’s Deferred Fee Plan upon becoming a Director. Half of these units will vest upon completion of five years of Board service and ten percent will vest on each succeeding anniversary.

Other benefits. Outside Directors are provided with Sprint residential long distance service limited to $6,000 per year. They are also provided with Sprint PCS service limited to $2,000 per year and use of PCS handsets. The Directors are reimbursed for income taxes associated with these benefits. Outside Directors also may participate in Sprint’s charitable matching gifts program on the same terms as Sprint employees. Under that program, Sprint will match up to $10,000 a year in contributions by each Outside Director to an eligible institution or organization.

Corporate governance matters

Both the Board of Directors and Sprint’s management firmly embrace good and accountable corporate governance and believe that it can be a tangible competitive advantage. Since last summer, a newly formed Nominating and Corporate Governance Committee has been designing a comprehensive set of corporate governance initiatives. As part of this process, the committee and the Board have been comparing Sprint’s policies and practices to policies and practices suggested by various groups or authorities active in corporate governance and practices of other public companies. The Board also discussed revisions to its corporate governance structure with and received input from, and agreed to certain changes to its corporate governance structure with The Amalgamated Bank and plaintiff’s counsel as part of the proposed settlement of derivative litigation described above.

Among the governance enhancements that have been implemented are the following:

(1)	creation and publication of Corporate Governance Guidelines that detail important aspects of Sprint’s governance policies and practices;

(2)	creation of a nominating and corporate governance committee composed entirely of independent directors to focus on corporate governance matters;

(3)	adoption of strict independence standards for directors, with a goal by the 2004 Annual Meeting of Stockholders that at least 2/3 of the Board will be composed of independent Directors;

(4)	establishment of term limits for the Outside Directors and limits on the number of other public company boards on which Sprint directors can serve;

(5)	creation of a lead independent director position to, among other things, be the primary interface between the Outside Directors, the Chairman and the Chief Executive Officer and to chair meetings of Outside Directors—Mr. Hockaday has been named Sprint’s initial lead independent Director by the Outside Directors;

(6)	formalization of the existing practice of regular meetings of Outside Directors; and

(7)	adoption of a policy that prohibits Sprint’s independent auditor from providing financial services to audit committee members in their individual capacity, executive officers or officer-level employees in the Finance organization.

Sprint’s Corporate Governance Guidelines and the charters for the Audit Committee, the Nominating and Corporate Governance Committee, and the Compensation Committee are available at www.sprint.com/governance. They may also be obtained by writing to Shareholder Relations, 6200 Sprint Parkway, Mailstop KSOPHF0302-3B206, Overland Park, Kansas 66251.

Starting with respect to tax years after 2002, the Board of Directors adopted the following policies:  (1) Sprint’s independent auditors may not provide financial services, including tax planning or compliance services, to Sprint’s audit committee members in their individual capacity, executive officers or officer-level employees in the Finance organization; and (2) Sprint will not pay for tax compliance services performed for senior executive officers by any service provider, other than through reimbursement under the annual miscellaneous services benefit that is available to all of Sprint’s officers.

The Audit Committee has also approved a revised code of ethics, The Sprint Principles of Business Conduct, which complies with the Sarbanes-Oxley Act and the proposed New York Stock Exchange corporate governance standards. The Sprint Principles of Business Conduct apply to all employees and directors of Sprint and its subsidiaries and are available at www.sprint.com/governance. A copy may also be obtained by writing to Shareholder Relations, 6200 Sprint Parkway, Mailstop KSOPHF0302-3B206, Overland Park, Kansas 66251.

Independence of Directors

The Board has determined that the following Directors have no material relationship with Sprint and are independent using the definition described below: Messrs. Hockaday, Rice, Smith and Turley, and Ms. Lorimer. Based on these standards, the Board of Directors is composed of a majority of independent Directors, and the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee are composed entirely of independent Directors.

Mr. Ausley, who is also a current Director, has the relationships with Sprint described in the following section of this proxy statement. See “Certain relationships and other transactions.” Mr. Ausley has informed the Board that these relationships did not influence his judgment in matters considered by the Board, and did not interfere with his ability to fulfill his duties as a director solely in the interest of Sprint and its Stockholders. The Board has concurred in this determination.

The Board of Directors used the following definitions for the purposes of determining Director independence: “affiliate” means any entity that controls, is controlled by or is under common control with Sprint, as evidenced by the power to elect a majority of the board of directors or comparable governing body of that entity; “excluded compensation” means director and committee fees and pension or other forms of deferred compensation for prior service, provided such compensation is not contingent in any way on continued service; and “immediate family” and “NYSE look-back period” have the meanings given those terms by proposed Rule 303A(2) of the New York Stock Exchange.

A Director will not be independent unless the Board determines that the Director does not have a material relationship with Sprint, considering all relevant circumstances. A Director will not be independent if:

(a) during the preceding five years, the Director was employed by, or any of the Director’s immediate family members was employed as an executive officer by, Sprint or any of its affiliates;

(b) during the NYSE look-back period, the Director or any of the Director’s immediate family members received more than $100,000 per year in direct compensation from Sprint or any of its affiliates, other than excluded compensation;

(c) during the preceding five years, the Director was affiliated with or employed by, or any of the Director’s immediate family members was affiliated with or employed as an executive officer or in a professional capacity by, a present or former auditor of Sprint or any of its affiliates;

(d) during the preceding five years, the Director was part of an interlocking directorate in which an executive officer of Sprint serves on the compensation committee of the board of another company that concurrently employs the Director or any of the Director’s immediate family members as an executive officer;

(e) the Director is part of an interlocking directorate in which an executive officer of Sprint serves on the board of another company that concurrently employs the Director as an executive officer;

(f) during any of the preceding three years, the Director or an immediate family member accepted any payments (other than those arising solely from investments in Sprint’s securities) from Sprint or any of its affiliates in excess of $45,000, other than excluded compensation, other non-discretionary compensation or compensation arising out of a current employment relationship;

(g) during any of the preceding three years or any longer NYSE look-back period, the Director was an employee of, or any of the Director’s immediate family members was an executive officer of, any organization to which Sprint or any of its affiliates made, or from which Sprint or any of its affiliates received, payments (other than those arising solely from investments in Sprint’s securities) that exceed the greater of two percent of the recipient’s (i.e., Sprint’s or the other organization’s) consolidated gross revenues or $1,000,000; provided, however, that a Director who was an executive officer of an organization is subject to a $200,000 rather than a $1,000,000 threshold during any of the preceding three years; or

(h) during any of the preceding three years, the Director was a partner in or controlling shareholder of any organization to which Sprint or any of its affiliates made, or from which Sprint or any of its affiliates received, payments (other than those arising solely from investments in Sprint’s securities) that exceed the greater of three percent of the recipient’s (i.e., Sprint’s or the other organization’s) consolidated gross revenues or $200,000.

If the Board determines that a Director who does not meet the standards in subsections (b), (e), (f) or (h) or does not meet the $200,000 threshold standard in subsection (g) is nevertheless independent, the Board will disclose a specific explanation of its determination in Sprint’s annual proxy statement. In no event will the Board make this determination with respect to (e), (f), (g) and (h) for a Director for more than two consecutive years.

Certain relationships and other transactions

Until June 1, 2002, Mr. Ausley, one of Sprint’s Outside Directors, was chairman of the law firm of Ausley & McMullen, which provided legal services to certain affiliates of Sprint in 2002 for which Ausley & McMullen billed Sprint $283,377 for legal services provided to certain affiliates, mainly in the areas of regulatory and litigation related advice to the Local Telecommunications Division. Mr. Daniel M. Ausley, the son of Mr. Ausley, owns directly or indirectly a 50 percent interest in three entities that lease space on cellular telephone towers and one entity that provides consulting services regarding cellular telephone towers to numerous wireless providers including Sprint’s PCS Division. In 2002, Sprint paid an aggregate of $263,995 to these entities.

William Esrey, Jr., the son of Mr. Esrey, Sprint’s Chairman and, until March 19, 2003, Sprint’s Chief Executive Officer, is employed by Sprint as an Area Vice President in the PCS division, and in 2002 he received $322,475 in salary and other compensation. William Esrey, Jr.’s employment with Sprint’s PCS division predates Sprint acquiring sole control of Sprint PCS in 1998. Dwayne Smith, the son of Mr. Smith, one of Sprint’s Outside Directors, is employed as a Product Manager by Sprint in the Global Markets Group, and in 2002 he received $62,190 in salary and other compensation. Dwayne Smith’s employment at Sprint preceded his father’s election to the Board. The compensation provided to these individuals is consistent with that provided to other employees with equivalent responsibilities at Sprint.

Board committees and Director meetings

Board Meetings. During 2002, the Board held six regular meetings and seven special meetings. The Board of Directors has an Audit Committee, a Capital Stock Committee, a Compensation Committee, an Executive Committee and a Nominating and Corporate Governance Committee. All Directors attended at least 75% of the meetings of the Board, and Board committees on which they served, during 2002.

Meetings of Outside Directors. In addition to Board and committee meetings, the Outside Directors frequently met without management present.

The Audit Committee. The primary function of the Audit Committee is to advise and assist the Board in fulfilling its oversight responsibilities to the investment community, including current and potential Stockholders. The Audit Committee’s purpose includes assisting Board oversight of the integrity of Sprint’s financial statements, Sprint’s compliance with legal and regulatory requirements, and the performance of Sprint’s internal audit function. The Audit Committee also has sole responsibility for the appointment, compensation and oversight of the independent auditors. The committee’s principal responsibilities in serving these functions are described in the Audit Committee Charter that was adopted by Sprint’s Board of Directors.

The Audit Committee has evaluated the effect of the Sarbanes-Oxley Act and the New York Stock Exchange’s proposed corporate governance standards on the Audit Committee’s responsibilities and its charter. In light of the Sarbanes-Oxley Act and the proposed NYSE standards, the Audit Committee has adopted a revised charter, which the Audit Committee will continue to reconsider with the intention of maintaining full compliance with the Sarbanes-Oxley Act and any applicable NYSE listing standards. The revised charter is attached as Appendix A to this proxy statement. It is also available at www.sprint.com/governance and a copy may be obtained by writing to Shareholder Relations, 6200 Sprint Parkway, Mailstop KSOPHF0302-3B206, Overland Park, Kansas 66251.

The Audit Committee has also approved a revised code of ethics, The Sprint Principles of Business Conduct, which complies with the Sarbanes-Oxley Act and the proposed New York Stock Exchange corporate governance standards. The Sprint Principles of Business Conduct apply to all employees and directors of Sprint and its subsidiaries and are available at www.sprint.com/governance. A copy may also be obtained by writing to Shareholder Relations, 6200 Sprint Parkway, Mailstop KSOPHF0302-3B206, Overland Park, Kansas 66251.

The Chairman of the Audit Committee is Mr. Rice. The other members are Ms. Lorimer and Mr. Smith. Each of the members is financially literate, independent and able to devote sufficient time to serving on the Audit

Committee. The independence determination has been made by the Board under the current and proposed corporate governance standards of the New York Stock Exchange. The Audit Committee met nine times in 2002.

The Capital Stock Committee. The Capital Stock Committee’s role is to interpret and oversee the implementation of the Policy Statement Regarding Tracking Stock Matters. This policy provides generally that all material matters as to which the holders of FON Stock and the holders of PCS Stock may have potentially divergent interests will be resolved in a manner that the Board determines to be in the best interests of Sprint and all of its common Stockholders. In making this determination, the Board will give fair consideration to the potentially divergent interests and all other relevant interests of the holders of the separate classes of Sprint’s common stock. The Policy Statement Regarding Tracking Stock Matters is available at www.sprint.com/governance. A copy of the Policy may also be obtained by writing to Sprint Shareholder Relations, 6200 Sprint Parkway, Mailstop KSOPHF0302-3B206, Overland Park, Kansas 66251.

The Chairman of the Capital Stock Committee is Mr. Hockaday. The other members are Ms. Lorimer and Mr. Smith. The Capital Stock Committee met three times in 2002.

The Compensation Committee. The principal responsibilities of the Compensation Committee include: (a) evaluate the performance of the Chief Executive Officer and review management’s assessment of the performance of executive management; (b) set the base salary, incentive compensation and other benefits for the Chief Executive Officer and other key officers; (c) approve and make recommendations to the Board with respect to incentive-compensation plans and equity-based compensation plans, including any amendments; (d) review executive compensation disclosures made in Sprint’s annual report and proxy statement; (e) determine, approve and ratify awards under incentive compensation and equity-based compensation plans, and review and monitor awards under such plans; and (f) annually review with management plans for orderly development and succession of executive management. In addition, before the formation of the Nominating and Corporate Governance Committee in August 2002, the Compensation Committee performed many of the functions that have become the responsibility of the Nominating and Corporate Governance Committee.

The Chairman of the Compensation Committee is Mr. Turley. The other members are Mr. Hockaday and Mr. Rice. The Compensation Committee met seven times in 2002.

The charter for the Compensation Committee is available at www.sprint.com/governance. It may also be obtained by writing to Sprint Shareholder Relations, 6200 Sprint Parkway, Mailstop KSOPHF0302-3B206, Overland Park, Kansas 66251.

The Executive Committee. The principal responsibility of the Executive Committee is to exercise powers of the Board on matters of an urgent nature that arise between regularly scheduled Board meetings.

The Chairman of the Executive Committee is Mr. Esrey. The other members are Mr. Hockaday, Ms. Lorimer, Mr. Rice, and Mr. Turley. The Executive Committee met twice in 2002.

The Nominating and Corporate Governance Committee. The primary function of the Nominating and Corporate Governance Committee is to ensure that Sprint has effective corporate governance policies and procedures and an effective Board and Board review process. In fulfilling this function, the committee (a) assists the Board by identifying qualified candidates for director; (b) recommends to the Board nominees whose election at the next Annual Meeting of Stockholders will be recommended by the Board; (c) recommends to the Board nominees for each Board committee; (d) develops, reviews, and recommends to the Board for approval corporate governance guidelines for Sprint; (e) establishes director compensation policies; and (f) oversees the Board evaluation process. The committee will consider qualified Director nominees recommended by Stockholders. Such recommendations should be sent to the Nominating and Corporate Governance Committee, c/o Corporate Secretary, 6200 Sprint Parkway, Mailstop KSOPHF0302-3B679, Overland Park, Kansas, 66251.

The Chairman of the Nominating and Corporate Governance Committee is Ms. Lorimer. The other members are Mr. Hockaday and Mr. Turley. The Nominating and Corporate Governance Committee met three times after it was formed in August 2002. Before August 2002, the Compensation Committee performed many of the functions of the Nominating and Corporate Governance Committee.

The charter for the Nominating and Corporate Governance Committee and the Corporate Governance Guidelines adopted by Sprint, are available at www.sprint.com/governance. They may also be obtained by writing to Sprint Shareholder Relations, 6200 Sprint Parkway, Mailstop KSOPHF0302-3B206, Overland Park, Kansas 66251.

Audit Committee report

The Audit Committee of the Board, which is composed of independent Directors and has the principal responsibilities described on page 12 of this proxy statement, has furnished the following report:

The Audit Committee has reviewed and discussed Sprint’s audited consolidated financial statements with management. The Audit Committee has also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (SAS 61—Communication with Audit Committees), as amended, relating to the auditors’ judgment about the quality of Sprint’s accounting principles, judgments and estimates, as applied in its financial reporting.

The Audit Committee has received the written disclosures and the letter from the independent public accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) that relates to the accountants’ independence from Sprint and its subsidiaries, and has discussed with the independent public accountants their independence.

The Audit Committee met with management periodically during fiscal 2002 to consider the adequacy of Sprint’s internal controls and discussed these matters with Sprint’s independent auditors and with appropriate Sprint financial personnel. The Audit Committee also discussed with senior management and the independent auditors Sprint’s disclosure controls and procedures and the certifications by Sprint’s Chief Executive Officer and Chief Financial Officer, which are required by the Securities and Exchange Commission for certain of Sprint’s filings with the SEC. The Audit Committee met privately with the independent auditors, the internal auditors and other members of management, each of whom has unrestricted access to the Audit Committee.

The Audit Committee also discussed with the independent auditors their work in providing tax and other services to certain Sprint executives, as has been widely reported in the press. The independent auditors informed the Audit Committee that the provision of such services has not impaired their independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in Sprint’s Annual Report on Form 10-K for the year ended December 31, 2002, for filing with the SEC.

Charles E. Rice, Chairman

Linda Koch Lorimer

Louis W. Smith

Compensation Committee report on executive compensation

The Compensation Committee of the Board, which is composed of independent Directors and has the principal responsibilities described on page 13 of this proxy statement, has furnished the following report on executive compensation with respect to 2002:

Sprint’s compensation philosophy is to link, by using specific objectives, executives’ compensation to the short-term and long-term performance of Sprint so as to maximize long-term Stockholder value. Sprint’s executive compensation program consists of four elements: (1) base salary, (2) short-term incentive compensation, (3) long-term incentive compensation, and (4) stock options. To develop a competitive compensation package, both base salary and total compensation (i.e., the sum of all four elements) are compared to market data from similarly sized companies in the telecommunications industry as well as other industries from surveys conducted by independent compensation consultants and from proxy data. The committee believes that the comparison groups accurately reflect the market in which Sprint competes for executive talent. Six of the eight companies in the S&P® 500 Integrated Telecommunications Index, which are used in the Stock Performance Graph on page 25 of this Proxy Statement, are included in the comparison groups. The committee’s policy has been to target base salaries at the market median for base pay of similar positions within the comparison group, and total compensation above the market median provided certain performance objectives are achieved.

Section 162(m) of the Internal Revenue Code denies a tax deduction to any publicly held corporation, such as Sprint, for compensation in excess of $1 million paid to any officer named in the summary compensation table of the proxy statement (the Named Officer) unless such compensation is performance-based under Section 162(m). It is Sprint’s policy to design its short-term incentive compensation plans and stock option awards for the Named Officers in a manner so that such incentive compensation would be deductible under Section 162(m). The committee believes, however, that the interests of the Stockholders are best served by not restricting the committee’s discretion in developing compensation programs, even though such programs may result in certain non-deductible compensation expenses.

Base Salary. In 2002, the committee made a recommendation to the Board establishing base pay for all Named Officers. In making this recommendation for 2002, the committee considered the salaries of other executives within the comparison groups and the executives’ performance during 2001. With respect to the latter, the committee exercised its judgment in evaluating the executives’ accomplishments during the year. Because the committee favors increasing at-risk compensation rather than base compensation, Mr. Esrey’s base salary is less than the median of the comparison group.

Short-Term Incentive Compensation. Sprint’s short-term incentive compensation (STIC) is a performance-driven annual incentive designed to promote the near term objectives of the organization. For the Named Officers, the material terms of the performance goals under STIC were approved by the Stockholders at the 2002 Annual Meeting.

Target incentive opportunity for STIC was based in 2002 on job level and potential impact on organization results. The STIC payout is based on the achievement of sixteen financial objectives—four for the Local Telecommunications Division (LTD), three for Global Markets (GMG), five for Sprint PCS, one corporate and three divisional cross-selling objectives. For each objective, targets were established and compared to actual 2002 results. When the STIC payout for an individual financial performance measure exceeds 200%, and if that amount is more than $1,000, 50% of the excess payout amount is carried forward and will be paid out in two equal annual installments.

The remaining STIC payout will be made at the same time other STIC payouts occur. All amounts carried forward will accrue interest at the prime rate.

•	The objectives for the LTD related to operating income (35% weighting), net collectible revenue (35%), economic value added (EVA) (20%) and Sprint North Supply/Sprint Publishing and Advertising (SNS/SPA) operating income (10%). Actual results were 157.4% of target on a weighted average basis.

•	The objectives for the GMG related to net voice revenue (20% weighting), data/internet net revenue (40%) and EBITDA (40%). Actual results were 88.0% of target on a weighted average basis.

•	The objectives for Sprint PCS related to share of decisions (20% weighting), average revenue per user per month (20%), cost to acquire per net gross addition (20%), cash cost per user (20%), and annual churn (20%). Actual results were 62.9% of target on a weighted average basis.

•	The objective for corporate cross-selling related to incremental market penetration. The actual result was 135.7% of target.

•	The objective for LTD cross-selling related to LTD and GMG incremental penetration (50% weighting) and LTD and PCS incremental penetration (50%). The actual result was 43.5% of target.

•	The objective for GMG cross-selling related to GMG and LTD incremental penetration (50% weighting) and GMG and PCS incremental penetration (50%). The actual result was 203.5% of target.

•	The objective for PCS cross-selling related to PCS and GMG incremental penetration (50% weighting) and PCS and LTD incremental penetration (50%). The actual result was 160.0% of target.

The weighting assigned to a particular executive among the LTD, GMG, Sprint PCS, and cross-selling objectives depended on the executive’s responsibilities with Sprint. The entire STIC payout for the Named Officers, and for certain other executive officers, was based on the achievement of a combination of these financial objectives.

Mr. Esrey’s STIC payout was based on the financial results described above using the following relative weights for objectives: 25% for LTD, 25% for GMG, and 50% for Sprint PCS. Based on these factors, Mr. Esrey earned a payout of 92.8% of target. The executive officers earned STIC payouts on average of 98.4% of target.

Long-Term Incentive Compensation. Sprint’s long-term incentive compensation (LTIP) is a three-year incentive plan designed to promote the long-term objectives of the organization. Target incentive opportunity is established as a percentage of the three-year average salary range midpoint and is based on job level and potential impact on organization results. The target incentive opportunity was converted to stock options under Sprint’s Management Incentive Stock Option Plan (MISOP) based on a conversion rate of $1.63 per FON option and $1.63 per PCS option. The committee considered individual performance in determining the 2002 LTIP option award.

Stock Options. Stock option grants combined with LTIP constitute the long-term incentive compensation awarded to executive officers of Sprint. Total long-term incentive compensation has been targeted above the market median of the comparison group. The committee considered individual performance in determining option grants but did not consider the number of options already held by an executive. The Board believes that granting options and other stock awards to officers and other key employees enhances Sprint’s ability to attract, retain and provide incentives to individuals of exceptional talent necessary for its continued success.

Certain exempt employees elected under Sprint’s MISOP to receive options in lieu of receiving up to 50% of their target opportunity under Sprint’s management incentive plans during 2002. For each $2.67 reduction in an employee’s target opportunity resulting from such election, the employee received an option to purchase one share of FON Stock and for each $4.62 reduction in target opportunity, the employee received an option to purchase one share of PCS Stock. The MISOP is in keeping with Sprint’s philosophy of increasing the percentage of compensation tied to stock ownership. The committee believes stock options more closely align stockholder and employee interests by focusing executives on long-term growth and profitability of Sprint and its common stock.

Certain executive officers, including Mr. Esrey, also received additional short-term incentive compensation in the form of options as described in footnote 5 on page 20 of this proxy statement.

Restricted Stock. During 2002, a special award of restricted stock was granted to certain executive officers. This award was made to address retention concerns and to maintain a stable executive team once the telecommunications industry and the economy recover. Mr. Esrey and Mr. LeMay did not receive the award.

Stewart Turley, Chairman

Irvine O. Hockaday, Jr.

Charles E. Rice

Summary compensation table

The following table reflects the cash and non-cash compensation for services in all capacities to Sprint by those persons who were, as of December 31, 2002, the chief executive officer and the other four most highly compensated executive officers of Sprint (the Named Officers):

Summary Compensation Table

		Annual Compensation				Long-Term Compensation
						Awards			Payouts
Name And Principal Position	Year	Salary ($)(1)	Bonus ($)(1)	Other Annual Compensation ($)		Restricted Stock Award(s) ($)(2)	Securities Underlying Options (#)(3)		LTIP Payouts ($)	All Other Compensation ($)(4)
							FON	PCS
William T. Esrey	2002	1,100,000	919,937	172,822	(5)	0	416,333	375,836	0	87,534
Chairman and Chief	2001	1,075,000	213,020	153,623		0	2,385,055	2,385,055	0	81,126
Executive Officer	2000	1,000,000	220,176	103,986		0	1,316,623	645,679	0	72,698

J. Richard Devlin	2002	442,490	151,896	3,695		417,280	164,459	157,772	0	8,250
Executive Vice	2001	429,600	40,878	20,903		0	285,290	209,741	0	8,220
President—General Counsel, External Affairs and Corporate Secretary	2000	429,600	39,869	8,446		0	325,961	167,260	0	19,591

Michael B. Fuller	2002	518,453	729,133	7,658		1,564,800	315,182	315,182	0	10,639
President—Local	2001	447,751	0	13,187		0	453,992	268,063	0	18,401
Telecommunications Division	2000	404,491	71,802	9,693		0	336,961	192,686	0	37,500

Len J. Lauer	2002	456,441	307,014	10,026		1,564,800	299,723	290,305	0	7,468
President—Sprint PCS	2001	389,081	0	13,645		387,558	355,811	213,324	0	5,100
	2000	300,059	0	39,668		0	178,051	100,670	0	7,650

Ronald T. LeMay	2002	988,076	645,823	120,525	(5)	0	264,834	240,536	0	8,250
President and Chief	2001	951,525	148,541	138,696		0	2,048,821	2,048,821	0	5,100
Operating Officer	2000	902,400	124,964	5,824		0	1,721,824	590,196	0	5,868

(1)	Includes all amounts earned for the respective years, even if deferred under Sprint’s Executive Deferred Compensation Plan. All bonuses were paid under Sprint’s short-term incentive plans.
(2)	As of December 31, 2002, the Named Officers held restricted shares of FON Stock and PCS Stock as set forth in the following table. The market value of the shares is based on a value of $14.48 per share for FON Stock and $4.38 per share for PCS Stock (the closing price at December 31, 2002). Each of the Named Officers has the right to vote and receive dividends on the restricted shares. The restricted shares granted in 2002 vest 50% on February 28, 2005 and 50% on February 28, 2006. The shares granted to Mr. Lauer in 2001 vest 25% on each of July 30, 2002, July 30, 2003, July 30, 2004, and July 30, 2005.

	FON Stock		PCS Stock
	Number of shares	Value	Number of shares	Value
Mr. Esrey	0	$0	0	$0
Mr. Devlin	16,000	231,680	16,000	70,080
Mr. Fuller	60,000	868,800	60,000	262,800
Mr. Lauer	67,650	979,572	64,500	282,510
Mr. LeMay	0	0	0	0
(3)	Reflects the two-for-one stock split of PCS Stock in the first quarter of 2000.

(4)	Consists of amounts for 2002 (a) contributed by Sprint under the Sprint Retirement Savings Plan and (b) representing the portion of interest credits on deferred compensation accounts under Sprint’s Executive Deferred Compensation Plan that are at above-market rates, as follows:

	Savings Plan Contribution	Above-Market Earnings
Mr. Esrey	$8,250	$79,284
Mr. Devlin	8,250	0
Mr. Fuller	7,517	3,122
Mr. Lauer	7,468	0
Mr. LeMay	8,250	0
(5)	Includes the cost to Sprint of providing financial services for the executive under the only two benefits in which those services may be paid or reimbursed: the (1) miscellaneous services benefit and (2) income tax compliance benefit. Under the miscellaneous services benefit Sprint reimbursed up to $15,000 per year for investment counseling, estate planning, insurance counseling, preparation of wills and trusts, tax counseling, and personal financial planning. Under the income tax compliance benefit, Sprint paid fees for preparation of federal and state income tax filings and related analyses but no fees related to any tax shelters as has been widely reported in the press. These benefits totaled $67,490 for Mr. Esrey and $47,410 for Mr. LeMay.

Option grants

The following tables summarize options granted to the Named Officers under Sprint’s stock option plans during 2002. The table does not reflect 345,064 shares of PCS Stock underlying options granted in prior years that, solely for technical reasons, were administratively re-granted with identical exercise price, vesting schedule and other terms during 2002 to ensure compliance with certain tax requirements. This re-grant of options had no consequence to or impact on the Named Officers.

The amounts shown as potential realizable values on these options are based on arbitrarily assumed annualized rates of appreciation in the price of Sprint’s common stock of five percent and ten percent over the term of the options, as set forth in SEC rules. The Named Officers will realize no gain on these options without an increase in the price of Sprint’s common stock that will benefit all Stockholders proportionately.

Unless otherwise indicated, each option listed below has the following terms. Vesting is accelerated in the event of an employee’s death or permanent disability. In addition, if an option has been outstanding for at least one year, vesting is accelerated upon a change in control or an employee’s normal retirement at age 65 or older. A change in control is deemed to occur if (1) someone’s stock acquisition results in their owning 30% or more of the voting power of Sprint stock, (2) there is a change of a majority of the Directors within a two-year period without the approval of at least two-thirds of the incumbent Directors, or (3) there is a merger in which Sprint’s Stockholders do not control the resulting entity. Each option has a reload feature. Under a reload feature, an option is granted when an optionee exercises a stock option and makes payment of the purchase price using shares of previously owned FON Stock or PCS Stock. A reload option grant is for the number of shares utilized in payment of the purchase price and tax withholding, if any. The option price for a reload option is equal to the market price of FON Stock or PCS Stock on the date the reload option is granted. A reload option becomes exercisable one year from the date the original option was exercised and does not have a reload feature. Sprint granted no stock appreciation rights during 2002.

Option Grants in Last Fiscal Year

FON Stock Options

Name	Number of Securities Underlying Options Granted (#)		% of Total Options Granted to Employees In Fiscal Year	Exercise Or Base Price ($/Sh)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(1)
						0%	5%	10%
William T. Esrey	147,622	(3)	0.8%	12.97	2/19/12	0	$1,203,654	$3,050,294
	173,127	(4)	0.9%	14.43	2/11/12	0	1,571,119	3,981,523
	95,584	(5)	0.5%	12.97	2/19/12	0	779,356	1,975,040
J. Richard Devlin	87,500	(2)	0.5%	12.97	2/19/12	0	713,442	1,808,001
	30,031	(3)	0.2%	12.97	2/19/12	0	244,861	620,527
	28,586	(4)	0.2%	14.43	2/11/12	0	259,417	657,412
	18,342	(5)	0.1%	12.97	2/19/12	0	149,554	378,998
Michael B. Fuller	164,400	(2)	0.8%	12.97	2/19/12	0	1,340,455	3,396,976
	54,600	(2)	0.3%	15.59	2/19/12	0	532,376	1,347,553
	52,454	(3)	0.3%	12.97	2/19/12	0	427,690	1,083,850
	11,595	(3)	0.1%	15.59	2/19/12	0	113,057	286,170
	32,133	(5)	0.2%	12.97	2/19/12	0	262,000	663,960
Len J. Lauer	150,700	(2)	0.8%	12.97	2/19/12	0	1,228,750	3,113,895
	50,050	(2)	0.3%	15.59	2/19/12	0	488,011	1,235,257
	48,083	(3)	0.3%	12.97	2/19/12	0	392,050	993,533
	10,628	(3)	0.1%	15.59	2/19/12	0	103,628	262,304
	40,262	(4)	0.2%	14.43	2/11/12	0	365,376	925,934
Ronald T. LeMay	94,307	(3)	0.5%	12.97	2/19/12	0	768,943	1,948,653
	103,876	(4)	0.5%	14.43	2/11/12	0	942,669	2,388,909
	66,651	(5)	0.3%	12.97	2/19/12	0	543,447	1,377,201

Option Grants in Last Fiscal Year

PCS Stock Options

Name	Number of Securities Underlying Options Granted (#)		% of Total Options Granted to Employees In Fiscal Year	Exercise Or Base Price ($/Sh)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(1)
						0%	5%	10%
William T. Esrey	147,622	(3)	0.7%	8.90	2/19/12	0	$826,264	$2,093,916
	132,630	(4)	0.6%	12.40	2/11/12	0	1,034,288	2,621,088
	95,584	(5)	0.4%	8.90	2/19/12	0	534,999	1,355,793
J. Richard Devlin	87,500	(2)	0.4%	8.90	2/19/12	0	489,752	1,241,127
	30,031	(3)	0.1%	8.90	2/19/12	0	168,088	425,969
	21,899	(4)	0.1%	12.40	2/11/12	0	170,775	432,777
	18,342	(5)	0.1%	8.90	2/19/12	0	102,663	260,169
Michael B. Fuller	164,400	(2)	0.8%	8.90	2/19/12	0	920,173	2,331,900
	54,600	(2)	0.2%	10.87	2/19/12	0	371,143	939,439
	52,454	(3)	0.2%	8.90	2/19/12	0	293,594	744,024
	11,595	(3)	0.1%	10.87	2/19/12	0	78,817	199,502
	32,133	(5)	0.1%	8.90	2/19/12	0	179,854	455,784
Len J. Lauer	150,700	(2)	0.7%	8.90	2/19/12	0	843,492	2,137,575
	50,050	(2)	0.2%	10.87	2/19/12	0	340,214	861,153
	48,083	(3)	0.2%	8.90	2/19/12	0	269,128	682,024
	10,628	(3)	0.0%	10.87	2/19/12	0	72,244	182,864
	30,844	(4)	0.1%	12.40	2/11/12	0	240,531	609,552
Ronald T. LeMay	94,307	(3)	0.4%	8.90	2/19/12	0	527,852	1,337,680
	79,578	(4)	0.4%	12.40	2/11/12	0	620,573	1,572,653
	66,651	(5)	0.3%	8.90	2/19/12	0	373,056	945,398

(1)	The dollar amounts in these columns are the result of calculations at the five percent and ten percent rates set by the SEC and are not intended to forecast future appreciation of Sprint’s common stock.
(2)	This annual executive stock option grant vests 25% on each of February 19, 2003, February 19, 2004, February 19, 2005, and February 19, 2006. Mr. Esrey and Mr. LeMay were not entitled to an annual executive stock option grant in 2002 because of a special grant of options made in 2001 as consideration for entering into employment contracts. The contracts provide that the grants of the options to Mr. Esrey and Mr. LeMay in 2001 were in lieu of annual executive stock option grants for 2002 and 2003, and, unless otherwise determined by the Compensation Committee, they would not be entitled to annual executive stock option grants in those years. The terms of these contracts are further described in the Employment Contracts section of this proxy statement.
(3)	This option was granted under the MISOP in lieu of a payment under Sprint’s long-term incentive plan. The option vests 100% on December 31, 2004.
(4)	This option was granted under the MISOP. Under the MISOP, the optionee elected to receive options in lieu of receiving a portion of his bonus under the management incentive compensation plan. This option vested 100% on December 31, 2002.
(5)	In 2002, the Compensation Committee exercised its discretion to increase the payout for employees other than the Named Officers and certain other executive officers under Sprint’s short-term incentive plan. The increase was from 7.6% of target to 75% of target and related to the local telecommunications division’s financial objectives in 2001. The action was warranted because, in comparing the division’s performance to its peers, Sprint’s local telecommunications division had relatively strong results on key financial measurements such as operating income growth, even though it did not meet the aggressive financial targets established. This special grant of options was made to those executive officers who did not receive this increase. The option vested 100% on March 15, 2002.

Option exercises and fiscal year-end values

The following tables summarize the net value realized on the exercise of options in 2002, and the value of options outstanding at December 31, 2002, for the Named Officers.

Aggregated Option Exercises in 2002

and Year-end Option Values

FON Stock

	Shares Acquired on Exercise (#)	Value Received ($)	Number of Securities Underlying Unexercised Options at 12/31/02		Value of Unexercised In the Money Options At 12/31/02(1)
			Exercisable (#)	Unexercisable (#)	Exercisable ($)	Unexercisable ($)
William T. Esrey	0	0	7,914,236	2,637,055	153,466	223,647
J. Richard Devlin	0	0	743,871	254,622	29,217	178,059
Michael B. Fuller	0	0	834,821	507,736	48,681	328,534
Len J. Lauer	0	0	323,846	451,104	2,013	301,156
Ronald T. LeMay	0	0	3,719,554	2,203,343	106,170	142,875

Aggregated Option Exercises in 2002

and Year-end Option Values

PCS Stock

	Shares Acquired on Exercise (#)	Value Received ($)	Number of Securities Underlying Unexercised Options at 12/31/02		Value of Unexercised In the Money Options At 12/31/02(1)
			Exercisable (#)	Unexercisable (#)	Exercisable ($)	Unexercisable ($)
William T. Esrey	0	0	4,074,575	2,442,055	4,675	0
J. Richard Devlin	0	0	388,863	214,949	0	0
Michael B. Fuller	0	0	260,563	411,284	0	0
Len J. Lauer	0	0	162,413	371,535	0	0
Ronald T. LeMay	0	0	1,113,095	2,081,468	0	0

(1)	The value of unexercised, in-the-money options is the number of shares underlying options times the difference between the exercise price of the options and the fair market value, at December 31, 2002, of FON Stock ($14.48) and PCS Stock ($4.38).

Pension plans

Under the Sprint Retirement Pension Plan, eligible employees generally accrue for each year of service a retirement benefit equal to 1.5% of career average compensation, subject to limitations under the Internal Revenue Code. In addition, the Named Officers participate in a supplemental retirement plan that provides additional benefits. Assuming each of the Named Officers continues to work at Sprint until age 65 and that his pensionable compensation for years after 2002 will be his 2002 pensionable compensation, the Named Officers would receive an estimated annual pension benefit, expressed as an annuity for life, as follows: Mr. Esrey—$1,294,700, Mr. Devlin—$310,300, Mr. Fuller—$276,900, Mr. Lauer—$322,300, and Mr. LeMay—$680,700.

In addition, Sprint has a key management benefit plan that permits a participant to elect a supplemental retirement benefit. More information on the plan is provided in the following section under “Employment Contracts.”

Employment contracts

Employment contracts with Mr. Esrey and Mr. LeMay. In 2001 Sprint entered into employment contracts with Mr. Esrey and Mr. LeMay which superceded previously disclosed agreements between Sprint and each of Messrs. Esrey and LeMay.

Mr. Esrey agreed in his employment contract to comply with various covenants protecting Sprint’s interests including noncompetition. The employment contract provides severance benefits to Mr. Esrey for a period of up to 18 months if, before a change in control of Sprint, Sprint terminates his employment without cause or he resigns due to a serious diminution in his responsibilities, authority, or compensation while employed by Sprint.

His employment contract also obligates Mr. Esrey to provide up to 30 days per year of consulting services following a termination of his employment at a per diem rate for the days he provides services based on his salary at the time of his termination. For the first 10 years of the post-retirement consulting arrangement, Sprint agrees to provide Mr. Esrey access to facilities and services comparable to those provided him during his employment (including office and secretarial support, use of the company aircraft, communications services, and two club memberships). Thereafter, and for the remainder of Mr. Esrey’s life, Sprint is only required to provide Mr. Esrey with office and secretarial support.

Mr. LeMay’s employment contract is similar to the contract with Mr. Esrey with two exceptions. First, upon Mr. Esrey’s retirement, or a date no later than May 1, 2005, if Mr. LeMay does not become Chief Executive Officer of Sprint, the options granted in connection with his 2001 employment contract become exercisable in full and he is entitled to up to 12 months of severance benefits if he resigns within 60 days. Second, Mr. LeMay’s contract does not contain a post-retirement consulting arrangement.

Employment contract with Mr. Lauer. In 2001, Mr. Lauer entered into an employment contract patterned on the employment contract entered into by Mr. LeMay. This agreement, however, provides only for an 18-month post-employment covenant not to compete, requires no board action to effect a termination for cause, and provides no commitment by the board to consider stock acquisition or retention loans. The agreement did not provide for grants of stock options in lieu of annual executive grants, but Sprint did grant shares of restricted stock to Mr. Lauer as partial consideration for entering into an earlier non-compete agreement that was superceded by his employment agreement. The vesting terms and conditions for those shares were continued by the new employment agreement.

Sprint has filed these employment contracts with the SEC. They are available on the SEC’s website at www.sec.gov, and Sprint hereby incorporates them by reference.

Contingency employment arrangements. Sprint has contingency employment agreements with Messrs. Devlin and Fuller and has provided contingency employment arrangements in the employment contracts with Messrs. Esrey, LeMay, and Lauer that provide for separation pay and benefits if, following a change in control of Sprint, Sprint terminates their employment without cause or they resign due to a diminution in responsibilities, authority, or compensation. The benefits include monthly salary payments for up to 35 months and an amount equal to the sum of the highest short-term plus the highest long-term incentive compensation awards received for the three performance periods before termination, paid in three installments. For purposes of the key management benefit plan, they will be deemed to have remained a Key Executive (as defined in the plan) until age 60 and interest will be credited to their accounts under the Executive Deferred Compensation Plan at the maximum rate allowed under the plan. In addition, Sprint will determine their retirement benefits assuming three years of additional service and will not impose on them any reduction to benefits for early retirement. The benefits also include life, disability, medical, and dental insurance coverage for up to 35 months following termination. Finally, these officers are not subject to plan provisions that require a reduction of benefits to levels deductible under Section 280G of the Internal Revenue Code, and if any excise tax is imposed on them by Section 4999 of the Internal Revenue Code as a result of a change in control, Sprint will make them whole. Mr. Esrey and Mr. LeMay have waived their right to any benefits resulting from shareholder approval of the WorldCom, Inc., merger under their old contingency employment agreements.

On March 20, 2003, Mr. Devlin notified Sprint that he was resigning and that he would leave Sprint on April 19, 2003.

Non-competition and severance arrangements. Mr. Devlin and Mr. Fuller have each signed non-competition and severance agreements with Sprint and Messrs. Esrey, LeMay, and Lauer have similar provisions in their employment contracts. These arrangements prohibit the executives from performing services for a competitor for up to 18 months (36 months in the case of Mr. Esrey and Mr. LeMay) following termination of their employment. The severance arrangements provide that they will receive 18 months of compensation and benefits following an involuntary termination of employment without cause or upon a constructive discharge following a diminution of their responsibilities or compensation, or a forced relocation in certain circumstances.

Key management benefit plan. Sprint has a key management benefit plan providing for a survivor benefit in the event of the death of a participant or, in the alternative, a supplemental retirement benefit. Under the plan, if a participant dies before retirement, the participant’s beneficiary will receive ten annual payments each equal to 25% of the participant’s highest annual salary during the five-year period immediately before the time of their death. If a participant dies after retiring or becoming permanently disabled, the participant’s beneficiary will receive a benefit equal to 300% (or a reduced percentage if the participant retires before age 60) of the participant’s highest annual salary during the five-year period immediately before the time of retirement or disability, payable either in a lump sum or in installments at the election of the participant. At least 13 months before retirement, a participant may elect a supplemental retirement benefit in lieu of all or a portion of the survivor benefit. The supplemental retirement benefit will be the actuarial equivalent of the survivor benefit. Messrs. Esrey, Devlin, Fuller, Lauer, and LeMay are participants in the plan.

Employment contract with Mr. Forsee. Sprint entered into an employment contract with Mr. Forsee dated as of March 19, 2003 pursuant to which Mr. Forsee agreed to serve as Sprint’s Chief Executive Officer. Mr. Forsee was also appointed a member of Sprint’s Board and, under the contract, Sprint will recommend that Mr. Forsee be elected Chairman of the Board upon Mr. Esrey’s retirement as Chairman. The initial term of the contract ends December 31, 2007, subject to automatic one-year extensions.

Under the contract, Mr. Forsee will receive an annual base salary of $1,100,000, will be eligible for an annual target bonus opportunity of 150% of his base salary, will be entitled to a minimum annual bonus of $1,650,000 for 2003 and will be eligible for all employee benefits made available generally to other senior executive officers of the Company. Under the contract, Mr. Forsee is required to relocate promptly to the Kansas City metropolitan area, in connection with which Sprint will reimburse Mr. Forsee for his reasonable moving expenses and will purchase his residence in Atlanta, GA, at an independently appraised fair market value.

Under his employment contract, Mr. Forsee received initial grants of options to purchase 835,000 shares of PCS Stock and 835,000 shares of FON Stock, at exercise prices equal to the respective fair market values on the grant date; initial grants of 130,500 restricted stock units relating to shares of PCS Stock and 130,500 restricted stock units relating to shares of FON Stock (collectively, “Initial RSUs”); and sign-on awards of 474,400 restricted stock units relating to shares of PCS Stock and 474,400 restricted stock units relating to shares of FON Stock (collectively, “Sign-on RSUs”). The options which will vest in 25% tranches on the first four anniversaries of the grant date, subject to Mr. Forsee’s continued employment with Sprint, will not be subject to accelerated vesting upon a change in control under the provisions of Sprint’s option plans but will be subject to accelerated vesting under the circumstances described below. The restricted stock unit awards include dividend equivalent rights. The Initial RSUs will vest on the third anniversary of the grant date and the Sign-on RSUs will vest on December 31, 2007, in each case subject to Mr. Forsee’s continued employment with Sprint.

In recognition that Mr. Forsee forfeited certain compensation and opportunities with his former employer, Sprint granted to Mr. Forsee “make-whole” options to purchase 597,200 shares of PCS Stock and 597,200 shares of FON Stock, at exercise prices equal to the respective fair market values on the grant date; 194,400 restricted stock units relating to shares of PCS Stock and 194,400 restricted stock units relating to shares of FON Stock; and agreed to reimburse him for any forfeited earned but unpaid compensation and for taxes previously paid by him on amounts he is required to repay his former employer. The options, which will become fully exercisable on December 31, 2007, subject to Mr. Forsee’s continued employment with Sprint, will not be subject to accelerated vesting upon a change in control under the provisions of Sprint’s option plans, but will be subject to accelerated vesting as described below. The “make-whole” restricted stock units, which include dividend equivalent rights, will vest and, unless deferred, will be paid in 20% increments on each of the first four anniversaries of the grant date and on December 31, 2007 in the shares to which they relate, in each case subject to Mr. Forsee’s continued employment with Sprint. Consistent with Sprint’s standard stock compensation programs, all the options and restricted stock units granted under Mr. Forsee’s contract will vest prior to the indicated vesting dates in the event of his death or disability.

Mr. Forsee will also be eligible for retirement benefits under Sprint’s non-qualified retirement plan not to exceed 65% of his covered compensation (generally, annual base salary plus actual annual bonus), which amount will be ratably reduced if Mr. Forsee’s employment with Sprint terminates prior to attaining age 65.

Sprint has agreed to reimburse Mr. Forsee for reasonable legal and professional fees incurred by him in connection with the negotiation of his employment contract and in connection with litigation relating to his taking the position with Sprint. In the event Mr. Forsee’s employment with Sprint is terminated, either by Sprint without cause or by Mr. Forsee for good reason, Mr. Forsee will receive his pro-rata annual bonus and severance benefits equal to two times the sum of his annual base salary and his target annual bonus opportunity (three times such amount if the termination occurs during the 24-month period following a change in control, as defined in the agreement). In addition, in the event of such a termination, the options and restricted stock units discussed above will be subject to pro-rata accelerated vesting (100% accelerated vesting if such termination is within the 24-month period following a change in control). In the event Mr. Forsee receives any payments deemed contingent on a change in control, he will be eligible for associated tax equalization payments.

Under the agreement, Mr. Forsee has agreed to certain covenants relating to competition, confidentiality, non-solicitation, non-disparagement and cooperation, his breach of which will result in forfeiture of his rights to his non-qualified pension benefit, any unpaid severance benefits and all of his equity-based awards described above that are then outstanding.

Performance graphs

The graph below compares the yearly percentage change in the cumulative total Stockholder return for FON Stock as compared with the S&P® 500 Stock Index and the S&P® 500 Integrated Telecommunications Index, for the five-year period from December 31, 1997 to December 31, 2002. The return for FON Stock is based on the historical return of Sprint common stock before the 1998 recapitalization of Sprint’s common stock into FON Stock and PCS Stock (the 1998 Recapitalization) as adjusted for the recapitalization and is based on the return of FON Stock after the 1998 Recapitalization. The returns for the S&P indexes are compounded annually.

The S&P® 500 Integrated Telecommunications Index is composed of the following companies: ALLTEL Corporation, AT&T Corporation, BellSouth Corporation, CenturyTel, Inc., Citizens Communication Company, Qwest Corporation, SBC Communications, Inc., Verizon Communications Inc, and Sprint FON Group.

	1997	1998	1999	2000	2001	2002
Sprint FON	100.00	162.48	261.95	81.00	82.06	61.72
S&P 500	100.00	128.34	155.15	141.14	124.42	97.08
S&P Integrated Telecom	100.00	151.54	164.01	106.35	96.51	67.22

The graph below compares the yearly percentage change in the cumulative total Stockholder return for PCS Stock as compared with the S&P® 500 Stock Index and the Barclays Capital Wireless Index, for the period from November 23, 1998 to December 31, 2002. The returns for the S&P and Barclays indexes are compounded annually.

The Barclays Capital Wireless Index is composed of the following companies: ALLTEL Corporation, Centennial Communications, Millicom, Nextel Communications, Price Communications, Telesystem, US Cellular, Vimpel Communications, Vodafone, Western Wireless, and Sprint PCS Group.

	11/23/98	1998	1999	2000	2001	2002
Sprint PCS	100.00	124.58	552.19	220.21	263.02	47.19
S&P 500	100.00	103.61	125.25	113.94	100.44	78.37
Barclay’s Capital Wireless	100.00	114.19	280.70	165.16	126.68	69.14

Equity compensation plan information

Sprint has several equity compensation plans under which Sprint may issue awards of FON Stock and PCS Stock to employees, officers and directors. All of these plans have been approved by Sprint’s Stockholders. The following table provides information about the shares of FON Stock and PCS Stock that may be issued upon exercise of awards as of year-end 2002.

	A		B		C
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans(3)
Equity compensation plans approved by Stockholders (1)
FON Stock	98,791,659	(2)	$24.77	(2)	18,320,454	(4)(5)(6)
PCS Stock	72,857,108	(2)	$18.45	(2)	35,732,271	(4)(5)(6)
Equity compensation plans not approved by Stockholders	—		—		—

(1)	Consist of 1985 Stock Option Plan, 1997 Long-Term Stock Incentive Program, Management Incentive Stock Option Plan, and Employees Stock Purchase Plan. The Board of Directors of Sprint has authorized the 1990 Stock Option Plan (stock option grants), the 1990 Restricted Stock Plan (awards of restricted stock) and the Special Award Stock Plan (stock awards for outstanding contributions and for humanitarian service) pursuant to 1997 Long-Term Stock Incentive Program and its predecessor, which was approved by Stockholders. In addition, that plan or its predecessor also provided for options to be granted to directors and director share purchases (purchase of FON Stock and PCS Stock by directors with director fees).

(2)	Excludes purchase rights accruing under the ESPP. Under the ESPP, each eligible employee may purchase FON Stock and PCS Stock at quarterly and annual intervals at a purchase price per share equal to 85% of the market value on the grant date or the exercise date, whichever is lesser.

(3)	Of these shares, 7,749,087 shares of FON Stock and 22,475,408 shares of PCS Stock were available under the 1997 Long-Term Stock Incentive Program. Although it is not Sprint’s intention to do so, all of the shares, plus any shares that become available due to forfeiture of outstanding awards, could be issued in a form other than options, warrants, or rights.

(4)	Includes shares available for future issuance under the ESPP before the additional shares subject to Stockholder approval as described on page 28 of this proxy statement.

(5)	Under the 1997 Long-Term Stock Incentive Program, the number of shares increases on January 1 of each year by 1.5% of the FON Stock outstanding on that date and 1.5% of the PCS Stock, Series 1 and 2 outstanding on that date. No awards may be granted after April 15, 2007.

(6)	Under MISOP, the number of shares increases on January 1 of each year by 0.9% of the FON Stock outstanding on that date and 0.9% of the PCS Stock, Series 1 and 2 outstanding on that date. No options may be granted after April 15, 2005.

II. PROPOSAL TO ADOPT AN AMENDMENT TO THE ARTICLES OF INCORPORATION TO ELIMINATE CLASSIFICATION OF SPRINT’S BOARD OF DIRECTORS

(Item 2 on Proxy Card)

The Board of Directors has approved an amendment to ARTICLE FIFTH of Sprint’s Articles of Incorporation to eliminate classification of Sprint’s Board of Directors. The text of the proposed amendment, marked to show changes from the current Articles of Incorporation, is set forth in Appendix B to the proxy statement.

Sprint’s Articles of Incorporation currently include a provision, adopted by Sprint’s stockholders in 1983, establishing a classified Board of Directors. As a result, the Board of Directors was divided into three classes, with one class standing for election each year for a three-year term.

Reasons for and Effects of Proposed Amendment. At the time the Stockholders approved establishment of a classified board in 1983, many companies and their stockholders believed a classified board would increase continuity and stability in a board’s composition and in the policies formulated by the board. They also believed implementation of a classified board would discourage abusive hostile takeover tactics by making it difficult for raiders to obtain control of a company’s board quickly through a proxy contest.

Many investors now believe classified boards decrease directors’ accountability to stockholders. A number of scholars and companies now are concluding that despite the benefits of a classified board in promoting corporate stability and in deterring coercive takeover attempts, stockholders should have the opportunity to elect the company’s directors annually. Sprint’s Board of Directors agrees with this conclusion. This also was one of the corporate governance enhancements agreed to as part of the settlement of the derivative litigation described above.

Accordingly, the Board of Directors has approved and recommends that the Stockholders approve a proposal to amend the Articles of Incorporation to declassify the Board of Directors. Pursuant to the proposal, each Director elected at or after the 2004 Annual Meeting would be elected for a one-year term. Directors elected before the 2004 Annual Meeting (including Directors appointed by the Board to fill a vacancy) would serve the full duration of their existing three-year terms.

The proposed amendment also eliminates language in the current subsection 5(b) of ARTICLE FIFTH to remove a reference to a provision that expired on November 23, 2002.

Vote Required for Adoption of the Amendment to Eliminate the Classified Board of Directors. Adoption of the proposed amendment to the Articles of Incorporation requires the affirmative vote of the holders of a majority of the votes represented by the outstanding shares entitled to vote at the Annual Meeting.

The Board of Directors recommends that the Stockholders vote FOR approval of the amendment.

III. PROPOSAL TO ADOPT AMENDMENTS TO

THE EMPLOYEES STOCK PURCHASE PLAN

(Item 3 on Proxy Card)

The following is a discussion of the Sprint Employees Stock Purchase Plan and the proposed amendment to the plan to be submitted for Stockholder approval at the Annual Meeting. You are urged to read carefully the Sprint Employees Stock Purchase Plan, restated to incorporate the amendment adopted by the Sprint board of directors, in its entirety, a copy of which is attached to this proxy statement as Appendix C.

In 1988, Sprint Stockholders approved the Sprint Employees Stock Purchase Plan, which we refer to as the “Sprint ESPP”. In 1994, 1998, 2000, and 2001 Sprint Stockholders approved amendments to the Sprint ESPP increasing the number of shares of Sprint common stock reserved for issuance under the plan and making other changes to the plan. Since the November 1998 recapitalization of Sprint common stock into FON Stock and PCS Stock, both FON Stock and PCS Stock have been issued under the Sprint ESPP.

At its meeting on February 11, 2003, the Sprint Board of Directors approved an amendment increasing the number of shares of FON Stock and PCS Stock authorized for issuance under the plan. The amendment also made other changes to the ESPP as follows:

•	establish an annual purchase date at the end of each offering period in lieu of interim quarterly purchases;

•	require a participant to remain employed by Sprint until the first day of the last month of the offering period to be entitled to purchase shares under the plan, unless the participant’s termination is on account of retirement or involuntary termination not for cause; and

•	permit employees to elect, before the first day of the last month of the plan period, to cancel their participation and be refunded their account balances.

The Sprint board of directors recommended that the Sprint ESPP, as so amended, be submitted to Sprint stockholders at the Sprint annual meeting for their approval. If approved by Sprint Stockholders, the amended Sprint ESPP will be effective for the 2003 offering and any subsequent offerings.

Summary of Amendment

The proposed amendment to the Sprint ESPP will increase the number of shares of FON Stock authorized for issuance under the plan by 10 million shares and the number of shares of PCS Stock by 40 million shares, with only one-half of these additional shares available for the 2003 offering under the Sprint ESPP.

Summary of Plan Provisions

Under the Sprint ESPP, the Sprint board of directors is authorized to offer to all eligible employees of Sprint and its subsidiaries the right to elect to purchase shares of FON Stock or PCS Stock at the prices set forth in the next paragraph. The plan allows participants to allocate a percentage of compensation to be used to purchase shares of FON Stock, PCS Stock or both. Participants may choose to purchase 100% FON Stock or 100% PCS Stock, or any combination of FON Stock and PCS Stock in 10% increments totaling 100%.

The price of shares purchased under each offering will be 85% of the average market price of FON Stock or PCS Stock on the date of grant of the option or the date of exercise of the option, whichever is lower. Average market price is defined by the Sprint ESPP as the average of the high and low prices for composite transactions. On March 26, 2003, the high and low prices of FON Stock were $12.14 and $11.65, respectively, and the high and low prices of PCS Stock were $4.47 and $4.21, respectively.

The maximum number of shares that any employee may purchase in an offering is limited to no more than 6,000 shares of FON Stock and 6,000 shares of PCS Stock. In addition, the number of shares any employee may purchase is limited by the requirements under Section 423 of the Internal Revenue Code, which provides that the value of the stock to be purchased may not accrue at a rate which exceeds $25,000 in any calendar year. For example, if the market price on the grant date is $12.50 for FON Stock, then the maximum number of shares of FON Stock that any employee could purchase in the 2003 offering, if all of the employee’s contributions are used to purchase FON Stock, would be 2,000 shares. Conversely, if the market price on the grant date is $5 for PCS Stock and all of the employee’s contributions are used to purchase PCS Stock, the employee could purchase a maximum of 5,000 shares. If the total number of shares which are to be purchased on the date of exercise exceeds the shares available, the available shares will be allocated pro rata among participating employees.

Following termination of the 2002 offering, which will be concluded at the end of June 2003, approximately 14.3 million shares of FON Stock and 40 million shares of PCS Stock will be available for future offerings under the plan if the amendment to the plan is approved. It is anticipated that the number of shares of FON Stock and PCS Stock authorized under the proposed amendment will be sufficient for two 12-month offerings. While there is no specified date of termination of the plan, its duration is limited by the maximum number of shares that may be sold pursuant to the plan.

Awards Under the Sprint ESPP

While it is not possible to determine the number of shares that may be purchased by each participant in the plan, the maximum number of shares which an employee may purchase in an offering is limited in the manner described above.

Set forth below are the number of shares of FON Stock and PCS Stock that were purchased during 2002, by the persons and groups identified below.

	Number of shares Underlying options Elected
Name and Position	FON		PCS
William T. Esrey Chairman and Chief Executive Officer	0		0
J. Richard Devlin Executive Vice President—General Counsel, External Affairs and Corporate Secretary	0		560
Michael B. Fuller President—Local Telecommunications Division	0		440
Len J. Lauer President—Sprint PCS	0		495
Ronald T. LeMay President and Chief Operating Officer	0		0
All current executive officers as a group	1,225		2,992
All current directors who are not executive officers as a group	0	(1)	0	(1)
All employees who are not executive officers as a group	2,578,551		5,103,826

(1)	Outside directors cannot participate in the Sprint ESPP.

Tax Aspects of the Plan

The Sprint ESPP is an “employee stock purchase plan” under section 423 of the Internal Revenue Code. Options issued under the plan will qualify for special tax treatment such that no income is recognized by the employee at the time the option is granted or exercised and the recognition of gain is deferred until stock is disposed of. If stock is disposed of after being held for the required period, which is one year from date of purchase and two years from the date of the grant of the option, the employee will recognize ordinary income to the extent of the lesser of the excess of the fair market value of the stock on the grant date over the initial option price or the excess, if any, of the fair market value of the stock on the date of disposition over the purchase price. Any further gain is a capital gain. Any loss is treated as a capital loss. There will be no tax effect on Sprint under these circumstances.

If the stock is sold before the requisite holding period expires, the employee must recognize additional ordinary income. This ordinary income is reported as wages on the employee’s Form W-2. The amount to be treated as ordinary income is the difference between the fair market value of the stock on the date of exercise of the option and the purchase price. Any further gain is a capital gain. If the selling price is less than the value of the stock at the time of exercise, the ordinary income amount remains the same and a capital loss is recognized. The early disposition of the stock entitles Sprint to a deduction to the extent that the employee recognizes ordinary income.

The Board of Directors recommends a vote FOR approval and adoption of the amended Sprint ESPP.

IV. SELECTION OF INDEPENDENT AUDITORS

(Item 4 on Proxy Card)

The Board of Directors of Sprint has voted to appoint Ernst & Young LLP as independent auditors to examine the consolidated financial statements of Sprint and its subsidiaries for the year ended December 31, 2003, and you are asked to ratify that appointment at the Annual Meeting. The Audit Committee monitors Sprint’s relationship with Ernst & Young on an ongoing basis.

Ernst & Young has examined the financial statements of Sprint since 1965. Representatives of Ernst & Young will be present at the Annual Meeting and will have the opportunity to make a statement and to respond to appropriate questions. If the appointment of Ernst & Young is not ratified at the meeting, the Audit Committee will consider the selection of another accounting firm.

Audit Fees. For professional services rendered for the audit of Sprint’s year 2002 financial statements and the review of the financial statements included in Sprint’s year 2002 Forms 10-Q, Ernst & Young billed Sprint a total of $3.3 million. This amount also includes reviews of documents filed with the SEC and preparation of letters for underwriters and other requesting parties.

Financial Information Systems Design and Implementation Fees. There were no fees by Ernst & Young related to financial information system design and implementation during 2002.

All Other Fees. In addition to the fees described above, Ernst & Young billed Sprint an aggregate of $8.8 million for all other services rendered to Sprint during 2002, which consisted of $600,000 of miscellaneous consulting fees and the amounts reported under the following Audit-Related Fees and Tax Fees.

Audit-Related Fees. For professional audit-related services rendered, Ernst & Young billed Sprint a total of $4.7 million in 2002. Audit-related services generally include benefit plan audits, accounting consultations, and revenue assurance and security controls compliance reviews.

Tax Fees. For professional tax services rendered to Sprint, Ernst & Young billed a total of $3.5 million in 2002. Tax services generally include domestic and international corporate tax compliance, planning, and advice.

In addition to services Ernst & Young provided to Sprint, some Sprint executives engaged Ernst & Young to provide financial services. As detailed in footnote 5 to the summary compensation table on page 18 of this proxy statement, executives may use their miscellaneous services benefit for reimbursement of the fees associated with these services subject to a maximum of up to $15,000 per year for the Chief Executive Officer and the Chief Operating Officer. In addition, for certain executives, including each of the Named Officers, Sprint paid Ernst & Young for tax compliance services performed for the executives. These compliance services fees were for preparation of federal and state income tax filings and related analyses, but no fees related to any tax shelters as has been widely reported in the press. The total amount of fees received by Ernst & Young in connection with the miscellaneous services benefit and the tax compliance services benefit to the executive officers was $131,950 during 2002.

Starting with respect to tax years after 2002, the Board of Directors adopted the following policies:  (1) Sprint’s independent auditors may not provide financial services, including financial tax planning or compliance services, to Sprint’s audit committee members in their individual capacity, executive officers or officer-level employees in the Finance organization; and (2) Sprint will not pay for tax compliance services performed for senior executive officers by any service provider, other than through reimbursement under the annual miscellaneous services benefit that is available to all of Sprint’s officers.

The Audit Committee considered whether the non-audit services rendered by Ernst & Young, including the services provided to Sprint executives, were compatible with maintaining Ernst & Young’s independence as auditors of Sprint’s financial statements. The Audit Committee is in the process of revising its existing policies and procedures to govern pre-approval of audit and non-audit services in accordance with the new regulations under the Sarbanes-Oxley Act that become effective in May 2003.

The Board of Directors recommends that you vote FOR the approval of the appointment.

V. STOCKHOLDER PROPOSALS

A. STOCKHOLDER PROPOSAL

CONCERNING OPTION RE-PRICING

(Item 5 on Proxy Card)

The International Brotherhood of Electrical Workers Telephone Coordinating Council TTC-3, 501, 3520 S. Boulder Highway, Las Vegas, Nevada 89121, owner of 123 shares of FON Stock, has given notice of its intention to introduce the following resolution at the Annual Meeting. The Communications Workers of America Pension Plan, owner of 4,600 shares of FON Stock and 5,700 shares of PCS Stock, is co-sponsoring the resolution.

RESOLVED: that the shareholders of Sprint urge the Board of Directors to adopt a policy that the Company shall not, without prior approval of the shareholders, reprice stock options already granted to any executive officer or director to a lower exercise price, nor terminate and regrant any such option at a lower price, nor grant new options to such persons on account of the market price dropping below the exercise price of prior options. This proposal shall not be construed as asking the Board to breach any existing contract nor to amend any option plan without shareholder approval.

Stockholder’s Statement in Support of the Proposal

The grant of stock options is designed to provide positive incentives for executives to focus on the creation of long-term corporate value. Stock option plans have been used as a way for companies to reward top management and “key” employees and link their interests with those of the company and other shareholders.

Repricing is the practice of lowering the exercise price for stock options whose exercise price is above the market price of the stock or allowing such options to be exchanged for options with lower exercise prices. This practice undermines the goal of linking compensation to company performance. Repricing essentially rewards poor performance and divides the interest of option holders from those of shareholders who cannot reprice their stock.

We believe that repricing options is counterproductive to the intended purpose of equity compensation. The option should be a motivation in good times and a motivation to improve the bad times.

We recognize that certain situations may justify stock option repricing. In those rare instances, however, shareholders, not the Board of Directors, should decide on the appropriateness of repricing.

For these reasons, we urge shareholders to support this proposal.

The Company’s Response to the Stockholder Proposal

We agree with the proponent’s view that re-pricing of options may be justified in rare instances only. We oppose this proposal, however, because stockholders’ legitimate concerns about re-pricings have already been addressed by Sprint’s policy limiting option exchange programs and re-pricings, and will be further addressed by proposed New York Stock Exchange (NYSE) rules and because the proposal inappropriately limits Sprint’s ability to grant new stock options when outstanding options are underwater.

Recognizing stockholders’ legitimate concerns, Sprint’s board, in February 2002, adopted a policy placing limits on the circumstances in which it will approve option exchange programs or re-pricings without stockholder approval. Under the policy, the board will not, without stockholder approval, engage in option re-pricings or exchange programs unless the board (1) determines that the price history of the underlying stock is not so volatile as to suggest that the options being re-priced are likely to be back in the money over the near term, (2) explains in a public announcement its rationale for taking the action, addressing in particular whether events leading to a price decline were beyond management’s control, (3) restricts any such action to a reasonably equivalent value- for-value exchange, taking into account all significant economic terms of the old and new options as well as other changes in employee compensation occurring in connection with the proposed action, (4) does not permit any new options to be exercisable immediately upon exchange, (5) requires the new options to expire no later than the old options, (6) requires the new options to have a strike price that is at least equal to, and possibly above, the market price of the underlying stock, and (7) excludes members of the board and the named executive officers in Sprint’s most recent proxy statement from any exchange program or re-pricing. In brief, the board’s policy seeks to ensure that any such action would require an exchange of comparable value from employees to Sprint, would exclude Sprint’s top officers and board members, and would otherwise be reasonable.

In addition to this policy, rules proposed by the NYSE will further address stockholder concerns about re-pricing. Sprint will comply with those rules as soon as they have been finalized. Under these rules, if a stock option plan does not contain a provision that specifically permits option re-pricing, the plan will be considered to prohibit re-pricing. Because Sprint’s stock option plans do not specifically permit re-pricing, the NYSE rules would require stockholder approval of a plan amendment permitting re-pricing.

Sprint’s policy and the proposed NYSE rules address legitimate stockholder concerns; however we believe the proposal is flawed in one material respect because it goes beyond re-pricing to prohibit granting new options to directors or executive officers “on account of the market price dropping below the exercise price of prior options.” Sprint’s shareholders have approved the number of shares that can be issued under option plans and thereby limited Sprint’s ability to grant additional options. Therefore, any concern that Sprint can accomplish the same result as a re-pricing simply by issuing additional options is misplaced and interferes with Sprint’s use of an important compensation tool.

Because the concerns raised in the proposal about re-pricing have been adequately addressed and because material parts of the proposal are overly broad, the Board recommends a vote against the proposal.

B. STOCKHOLDER PROPOSAL CONCERNING

SEVERANCE AGREEMENTS WITH EXECUTIVES

(Item 6 on Proxy Card)

The Almagamated Bank Long View Investment Fund, 1100 17th Street, N.W., Washington, D.C. 20036-4601, owner of 300,415 shares of FON Stock and 335,748 shares of PCS Stock, has given notice of its intention to introduce the following resolution at the Annual Meeting.

RESOLVED: that the shareholders of Sprint Corp. (“Sprint” or the “Company”) urge the Board of Directors to seek shareholder approval for future severance agreements with senior executives that provide benefits in an amount exceeding two times the sum of the executive’s base salary plus bonus. “Future severance agreements” include agreements renewing, modifying or extending existing severance agreements or employment agreements that contain severance provisions.

Stockholder’s Statement in Support of the Proposal

We are resubmitting this proposal, which last year received 49.9% of the yes-and-no votes cast, because we believe that it presents important issues about the shareholders’ stake in executive compensation arrangements.

Sprint has entered into employment agreements with CEO William Esrey and certain other senior managers of the Company. Among other things, these agreements provide that in the event any of those executives’ employment is terminated following a change of control of the Company, the executive will be entitled to receive salary payments for 35 months, three payments equal to the highest short-term plus the highest long-term incentive compensation awards received during the preceding three years, and continuation of certain benefits.

The potential magnitude of severance benefits payable to Sprint’s senior executives was highlighted recently in connection with the failed merger with MCI WorldCom. Investor and media attention focused on the payout Mr. Esrey would receive, which was estimated at over $400 million, although almost all of that amount would have stemmed from the exercise of stock options that vested when the deal was approved by Sprint’s shareholders.

We recognize that severance agreements such as those the Company has entered into with Mr. Esrey and other senior executives may be appropriate in some circumstances. However, given the magnitude of the benefits payable under such agreements, and the effect of the agreements upon a change of control of the Company, we believe that Sprint should seek shareholder approval of any future such agreements.

Because it may not always be practical to obtain prior shareholder approval, Sprint would have the option under this proposal of seeking approval after the material terms of the agreement were agreed upon.

Institutional investors such as the California Public Employees Retirement System have recommended shareholder approval of these types of agreements in their proxy voting guidelines. Also, the Council of Institutional Investors favors shareholder approval if the amount payable exceeds 200% of the senior executive’s annual base salary.

For these reasons we urge shareholders to vote FOR this proposal.

The Company’s Response to the Stockholder Proposal

Sprint has contingency employment agreements with a limited number of its top executives that provide for 35 months severance upon termination or job diminution following a change of control of the company. Like other large companies, Sprint believes that such severance agreements are reasonable and appropriate. According to Guide to Change of Control, Third Edition, published by Executive Compensation Advisory Services, 75 percent of chief executive officers have severance arrangements paying three times compensation or more. Four of five major competitors of Sprint provide severance payments based on periods as long or longer than the 35 months used by Sprint.

The agreements are intended to provide financial security against possible job loss to key Sprint executives, particularly in the context of a potential change of control when the Board needs the objective assessment and advice of these executives to determine whether the bid is in the best interests of Sprint and its stockholders. Even after a change in control, payments will be made only if the executive is terminated without cause or resigns due to a diminution in responsibilities, authority, or compensation.

The proponent concedes that nearly all of the potential benefits in connection with the terminated WorldCom merger resulted from unrealized appreciation of stock options, which appreciation is now far less than the $400 million noted by the proponent, rather than from severance agreements. The vesting of stock options upon stockholder approval of a change in control was a specific provision in Sprint’s stock option plans as well as those of other companies, and was unrelated to any executive severance agreements. Further, Sprint’s stock option plan now requires, as do the severance arrangements entered into during 2001, that a merger be consummated before a change in control occurs and any possibility of severance is triggered.

The proponent suggests that stockholder approval for future severance agreements could be obtained after the material terms were agreed upon. We think this is impractical and counterproductive. The proposal would place Sprint in a competitive disadvantage in recruiting and retaining executive talent because severance arrangements offered by Sprint would be uncertain and therefore less valuable than those committed to by Sprint’s competitors whose arrangements would not be contingent upon stockholder approval.

Because the proposal would limit Sprint’s flexibility to offer the competitive employment arrangements required to recruit and retain its executives, the Board recommends a vote against the proposal.

C. STOCKHOLDER PROPOSAL CONCERNING

CEO PAY CAP

(Item 7 on Proxy Card)

The Communications Workers of America Members’ Relief Fund, 501 Third Street, N.W., Washington, D.C. 20001, owner of 1,900 shares of FON Stock, has given notice of its intention to introduce the following resolution at the Annual Meeting.

RESOLVED: that shareholders of Sprint Corporation (“Sprint”) ask the Board of Directors to 1) establish a cap on the total compensation that may be paid to the CEO in a given year—including salary, bonus, the grant-date present value of stock options, the grant-date present value of restricted stock, payments under long-term incentive plans, and “other annual” and “all other compensation”—equal to 50 times the average compensation paid to employees who are not exempt from coverage under the Fair Labor Standards Act in the prior year, and 2) report to shareholders on the policy prior to the 2004 annual shareholders’ meeting.

Stockholder’s Statement in Support of the Proposal

The compensation of chief executive officers of U.S. public companies has soared in recent years, from a median of $1.8 million in 1992 to $6.1 million in 2000, according to a report of the Conference Board. In 2001, Sprint CEO William Esrey received $1,522,769, which included all compensation besides stock options. In addition, he received options on Sprint FON and Sprint PCS stock for which Sprint reported potential values of $74,481,462 (assuming a 5% annual return over the options’ term) or $188,750,647 (assuming a 10% annual return over the options’ term). Sprint does not report the grant-date present value of stock options.

The explosion in CEO pay has far outstripped gains realized by the majority of workers. According to a Business Week article (May 6, 2002), CEOs of large corporations in 2001 made 411 times as much as the average factory worker. In the past decade, according to the same article, while the wages of rank-and-file workers increased by 36%, the compensation of CEOs climbed 340%.

There is evidence that large pay disparities can have a negative effect on worker productivity. A 1992 study by Cowherd and Levine in Administrative Science Quarterly found that pay differentials between managers and blue collar workers, as well as within the management group, tend to reduce product quality. A study by Stanford professor Charles O’Reilly and others found that disparity between the CEO’s pay and that of lower level managers was associated with higher manager turnover.

Management guru Peter Drucker argued in the mid-1980s that no CEO should earn more than 20 times the company’s lowest-paid employee to ensure that the contributions of all employees are recognized (Business Week, May 6, 2002). Drucker believed that the growing CEO-worker pay differential damages company culture and employee productivity.

In a September 2002 report, a commission of the Conference Board lamented the “widespread perception of a lack of fairness since certain executives have garnered substantial compensation even as their companies and the retirement savings of their employees has collapsed.” To restore public confidence, the commission urged compensation committees to “be mindful of the differences in compensation levels throughout the corporation in setting senior executive compensation levels.”

I believe this proposal is necessary to bringing balance to the differential between senior executive and employee pay. I urge shareholders to vote for this proposal.

The Company’s Response to the Stockholder Proposal

We believe this proposal is contrary to the interests of Sprint and its stockholders because it would place an arbitrary cap on the compensation of Sprint Chief Executive Officer. Sprint believes that the compensation of its Chief Executive Officer should be driven by competitive market forces and based on individual and company performance.

The Compensation Committee, which is composed entirely of independent, non-employee directors, is responsible for assessing and appraising the performance of the Chief Executive Officer and for recommending his or her compensation to the Board. The Committee’s long-standing philosophy is to link compensation for the Chief Executive Officer to individual and company performance. The proponent’s arbitrary pay cap proposal would restrict the Committee’s role and remove from the Committee the flexibility to recognize significant accomplishments of an individual that may be critical to ensuring the long-term success of Sprint.

Further, as explained in more detail in the Compensation Committee report on page 14 of this proxy statement, the Compensation Committee develops a competitive compensation package by considering market data from similarly sized companies in the telecommunications industry as well as other industries in which Sprint competes for executive, including Chief Executive Officer, talent. The pay cap called for in this proposal would place Sprint at a competitive disadvantage by limiting our ability to attract and retain the experienced and dedicated leaders necessary for its business.

Accordingly, the Board recommends a vote against the proposal.

D. STOCKHOLDER PROPOSAL CONCERNING

CHANGE OF CONTROL PROVISIONS

(Item 8 on Proxy Card)

The Roque Island Gardner Homestead Corporation, 45 Exchange Street, Portland, Maine 04101, owner of 7,000 shares of FON Stock and 4,000 shares of PCS Stock, has given notice of its intention to introduce the following resolution at the Annual Meeting.

WHEREAS, on April 28, 2000 in accordance with the recommendation of Sprint’s Board of Directors, Sprint shareholders voted to approve a merger between Sprint and WorldCom.

WHEREAS, the proposed merger never took place, due in part to the opposition of the United States Department of Justice.

WHEREAS, nevertheless, the vote for the proposed merger, as opposed to the merger itself, triggered the “change of control” provisions in certain of Sprint’s compensation plans, possibly resulting in millions of dollars of economic benefits to Sprint’s senior executive officers, according to numerous reports published in the Kansas City Star.

RESOLVED: that within 30 days following the 2003 annual meeting, Sprint’s Board of Directors is strongly urged to report to Sprint’s shareholders the following factual information:

(a)	When, under what circumstances, and by whose authority the “change of control” provisions in Sprint’s compensation plans covering senior executive officers and directors were changed so that a “change of control” was deemed to occur upon a shareholder vote in favor of a merger, as opposed to the merger actually taking place; and

(b)	Quantification of all economic benefits, by category, e.g., present or former cash compensation, stock option grants/benefits, etc. that flowed to each senior executive officer or director of Sprint as a result of the shareholder vote on the WorldCom merger triggering the “change of control” provisions in Sprint’s compensation plans.

Stockholder’s Statement in Support of the Proposal

On March 9, 2000, Sprint’s Board recommended that Sprint’s shareholders vote in favor of a proposed merger of Sprint and WorldCom. Sprint’s shareholders followed this recommendation. However, the Justice Department objected to the merger and it was abandoned.

However, prior to the vote on the merger, the definition of “change of control” in certain of Sprint’s compensation programs benefiting senior executive officers and directors was changed so that a vote for a merger was deemed a “change in control” even though the merger itself never occurred. As a result of this modification, Sprint’s senior executives and directors may have received millions of dollars of benefits for a merger that never occurred. For example, the Kansas City Star reported that the shareholder vote “triggered the accelerated vesting of all employee stock options…providing many senior employees with million of dollars in walkaway money.” Several of Sprint’s senior executives, including Sprint PCS President Andrew Sukawaty, left Sprint after receiving these benefits. Others that stayed returned to the same job for the same company.

Sprint’s shareholders have lost billions of dollars of market capitalization in the past few years. Sprint’s shareholders are entitled to know what compensation was paid to Sprint’s senior executive officers and directors pursuant to the “change in control” provisions triggered by the vote in favor of the merger with WorldCom, which merger never occurred.

We believe Sprint’s shareholders are entitled to know when, why, and by whom this change was made, and how much in economic benefits flowed from Sprint to its senior executive officers and directors as a result. Vote in favor of the resolution to find out the facts!

The Company’s Response to the Stockholder Proposal

We recommend that you vote against this proposal because (1) the facts assumed in part (a) of the proposal are wrong and (2) complying with part (b) of the proposal could adversely impact Sprint’s defense in a class action lawsuit currently pending in federal court in Kansas.

Part (a) of the proposal is based on the same incorrect assertion made in the lawsuit—that Sprint changed the definition of “change of control” shortly before the vote on the merger. All employee options Sprint granted before the vote on the WorldCom merger that had a change in control acceleration provision used a definition of change in control that included stockholder approval of a merger. Sprint adopted that definition in 1986, at a time when many major companies had adopted similar definitions. Sprint disclosed this provision to stockholders in its 1987 proxy statement and reminded stockholders by clearly disclosing in the WorldCom merger proxy statement that their approval of the merger would accelerate vesting for most outstanding unvested options.

Before 1999, Outside Director options were granted under a separate, formulaic plan. Those options did not vest upon stockholder approval of the WorldCom merger, and Sprint never amended them to do so. Outside Director options granted in 1999 were not granted under the formulaic plan, which became impractical after Sprint’s recapitalization in 1998, but under the same plan as employee stock options. As a result, these options included the same change in control definition that had been in effect for employees since 1986. Thus, the proponent’s suggestion that Sprint changed the definition of “change of control” shortly before the merger for either employees or directors is simply wrong.

Part (b) of the proposal asks Sprint to disclose the economic benefits, if any, that flowed to its executive officers and directors as a result of stockholder approval of the WorldCom merger. In the lawsuit, Sprint not only denies that there was any change to the definition of change in control, Sprint maintains that many of its officers and directors received no “economic” benefit at all as a result of accelerated option vesting. To the extent any benefit might have been received by any officer or director, the parties to the lawsuit will vigorously argue how to measure that benefit. Thus, this proposal does not seek disclosure of basic facts, but of conclusions, including legal conclusions as to the meaning of complicated facts that are the subject of ongoing litigation. A discovery request in the lawsuit for the type of information the proposal seeks would be denied on those grounds. To require Sprint to respond to inquiries that would not be discoverable in the lawsuit interferes with the conduct of the litigation. Because the proposal would interfere with Sprint’s defense, the Board recommends a vote against the proposal.

VI. OTHER MATTERS TO COME BEFORE THE MEETING

No other matters are intended to be brought before the meeting by Sprint, and Sprint does not know of any matters to be brought before the meeting by others. If, however, any other matters properly come before the meeting, the persons named in the proxy will vote the shares represented thereby in accordance with the judgment of management on any such matter.

By order of the Board of Directors

J. Richard Devlin

Executive Vice President—General Counsel,

External Affairs and Corporate Secretary

April     , 2003

Appendix A

SPRINT CORPORATION

CHARTER OF THE AUDIT COMMITTEE

I.	PURPOSE

The primary function of the Audit Committee is to advise and assist the Board in fulfilling its oversight responsibilities to the investment community, including current and potential shareholders. The Audit Committee’s purpose includes:

(a)  assisting Board oversight and review of

(i)  the integrity of Sprint’s financial statements,

(ii)  Sprint’s compliance with legal and regulatory requirements, and

(iii)  the performance of Sprint’s internal audit function;

(b)  having sole responsibility for the appointment, termination, compensation and oversight of the independent auditors; and

(c)  preparing the Audit Committee report to be included in Sprint’s annual proxy statement.

The Audit Committee is to act on behalf of the Board and oversee all material aspects of Sprint’s accounting and financial reporting processes and the quality and integrity of Sprint’s financial statements. Sprint’s management is responsible for preparing Sprint’s financial statements. The independent auditors are responsible for auditing those financial statements.

An important part of the Audit Committee’s purpose is the coordination with other Board Committees and fostering a free, open and clear avenue of communication between management, the independent auditors, the internal auditing department, legal counsel and the Board.

II.	COMMITTEE COMPOSITION

The Audit Committee will be comprised of at least three directors. All members of the Audit Committee must satisfy the independence requirements of the New York Stock Exchange (“NYSE”) and the other director qualification standards set forth in Sprint’s Corporate Governance Guidelines. Further, to be considered independent for purposes of Audit Committee membership, Audit Committee members may not directly or indirectly receive any compensation from Sprint other than for serving on the Board and the Board Committees as required by applicable regulation.

All members of the Audit Committee will be financially literate. At least one member will have accounting or related financial management expertise or other comparable experience resulting in financial sophistication sufficient to meet applicable regulations.

Independence, financial competence and the ability to devote sufficient time to serving on the Audit Committee will be determined by the Board based on applicable regulation, including the NYSE listing standards.

The members and the chair of the Audit Committee are appointed by the Board annually and serve until removed by the Board or their successors have been duly appointed and qualified.

III.	MEETINGS

The Audit Committee will meet as often as required to fulfill its responsibilities as set forth in this Charter, but no less than four times a year. Meetings may be held in person or telephonically. The Chair or his or her designee will preside over all meetings. The Audit Committee will meet regularly with management, the head of the internal auditing department and the independent auditors in separate sessions to discuss any matters that the Audit Committee or any of these groups believes should be discussed privately. The Audit Committee will report regularly to the Board.

IV.	PRINCIPAL RESPONSIBILITIES AND DUTIES

To fulfill its responsibilities and duties, the Audit Committee will:

A.	Independent Auditors

1.	Engage the independent auditors, specifying the scope and general extent of their work and the fees to be paid for their work. The Audit Committee will have sole authority to hire and terminate the independent auditors. The Audit Committee will make an annual determination whether to retain the current independent auditors or appoint new independent auditors. In addition, the Audit Committee will have sole authority to approve all engagement fees and terms with the independent auditors for audit, review and attest engagements. The Audit Committee will also have sole authority to approve all permissible non-audit engagements with the independent auditors. The Audit Committee may delegate pre-approval authority to one or more of its members but any decisions made by the delegate must be reported to the Audit Committee at its next meeting. The independent auditors are ultimately accountable to, and will report directly to, the Audit Committee of Sprint.

2.	Oversee independence of the independent auditors by:

•	Receiving from the independent auditors, on a periodic basis, a formal written statement delineating all relationships between the independent auditors and Sprint and its executive officers and directors, consistent with applicable regulations; and

•	Reviewing and discussing with the Board, as necessary, and the independent auditors, on a periodic basis, any disclosed relationships or services between the independent auditors and Sprint or its executive officers or directors, or any other circumstances that may impact the objectivity and independence of the independent auditors.

3.	Oversee the quality-control process of the independent auditors by, at least annually, obtaining and reviewing reports from the independent auditors describing the independent auditors’ internal quality-control procedures; any material issues raised by the most recent internal quality control review, or peer review, of the independent auditors, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the independent auditors; and any steps taken to deal with any such issues. The evaluation of the independent auditors will include the review and evaluation of the lead partner. The Audit Committee will review and discuss with the Board its determinations regarding the independent auditor’s qualifications and performance.

B.	Financial Reporting and Processes

1.	Review the integrity of Sprint’s financial reporting processes, both internal and external, with input from the independent auditors and the internal auditing department.

2.	Discuss the annual audited financial statements and quarterly financial statements with management and the independent auditors, including Sprint’s disclosures under “Management Discussion and Analysis of Financial Condition and Results of Operations.”

3.	Discuss with management the CEO’s and CFO’s evaluations of Sprint’s disclosure controls and procedures.

4.	Timely review the following with management and the independent auditors:

•	Significant issues regarding accounting principles and financial statement presentations, including changes in Sprint’s selection or application of accounting principles and the effect of regulatory and accounting initiatives, and issues as to the adequacy of Sprint’s internal controls and any special steps adopted in light of material control deficiencies;

•	Analyses prepared by management or the independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements;

•	Critical accounting policies and practices to be used;

•	Any material written communication between the independent auditors and management; and

•	Such other matters required by applicable regulations, including the NYSE listing standards.

5.	Discuss generally with management the type of information to be disclosed in earnings press releases and earnings guidance as well as financial information provided to analysts and rating agencies.

6.	Following completion of the annual audit, review separately with each of management, the independent auditors and the internal auditing department any significant difficulties encountered during the course of the review or audit, including any restrictions on the scope of work or access to required information and management’s response thereto.

7.	Review and resolve any significant disagreement between management and the independent auditors or the internal auditing department in connection with the preparation of the financial statements.

8.	Review the impact of pronouncements of the Financial Accounting Standards Board, SEC, and other governing or regulating bodies on Sprint’s financial statements.

C.	Ethical and Legal Compliance

1.	Review with Sprint’s counsel any legal matters that could have a significant impact on Sprint’s financial statements and any material reports received from regulators or governmental agencies.

2.	Review Sprint’s policies concerning ethics and business conduct and review management’s monitoring of these policies.

3.	Adopt and implement a policy (A) to receive, handle and retain complaints regarding accounting, internal accounting controls and auditing matters and (B) to provide for the confidential, anonymous submissions by employees making such complaints.

4.	Review treatment of complaints under the policy referenced in IV.C.3. above.

5.	Assist the Board in oversight of Sprint’s compliance with legal and regulatory requirements.

D.	General

1.	Annually review and reassess the adequacy of this Charter.

2.	Review activities, organizational structure and qualifications of the internal auditing department.

3.	Review guidelines and policies with respect to risk assessment and risk management.

4.	Conduct any investigation appropriate to fulfilling its responsibilities, using direct access to the independent auditors as well as any Sprint employee as appropriate.

5.	The Audit Committee will set hiring policies for employees or former employees of the independent auditors.

6.	Annually evaluate the Audit Committee’s effectiveness, at a minimum addressing the matters required by the listing standards of the NYSE.

7.	Perform any other activities consistent with this Charter, Sprint’s bylaws and articles of incorporation and governing law, as the Audit Committee or the Board deems necessary or appropriate.

8.	Delegate authority to subcommittees when appropriate.

V.	OUTSIDE ADVISORS

The Audit Committee has the authority, at Sprint’s expense, to engage the services of outside advisors to assist it in the discharge of its duties.

Appendix B

ARTICLE FIFTH, marked to show the proposed amendments:

Fifth

Section 1.    Number of Directors.    The number of Directors shall not be less than eight nor more than 20 as may be determined from time to time by the affirmative vote of the majority of the Board of Directors.

Section 2.    Election of Directors.    (a)  Subject to clause (b) below, the holders of Corporation Common Stock shall have the right to elect that number of Directors equal to the excess of (x) the total number of Directors over (y) the number of Directors, if any, that the holders of Preferred Stock, voting separately by class or series, are entitled to elect in accordance with the provisions of ARTICLE SIXTH of these Articles of Incorporation.

(b)  So long as Section 310 remains in effect, under no circumstances shall an Alien Director elected by the holders of Corporation Common Stock be qualified to serve as a Director if the number of Aliens who would then be serving as members of the Board of Directors, including such elected Alien, would constitute more than the maximum number of Aliens permitted by Section 310 on the Board of Directors.

(c)  ~~The Directors (other than any Directors elected by the holders of any one or more classes or series of Preferred Stock having the right, voting separately by class or series, to elect Directors) shall be divided into three classes, designated Class I, Class II and Class III, with the term of office of one class expiring each year. The number of Class I, Class II and Class III Directors shall consist, as nearly as practicable, of one third of the total number of Directors (other than any Directors elected by the holders of any one or more classes or series of Preferred Stock having the right, voting separately by class or series, to elect Directors). At each annual meeting of stockholders of this Corporation, successors to the class of Directors whose term expires at that annual meeting shall be elected for a three-year term.(d)~~ Whenever the holders of any one or more ~~classes or~~ series of Preferred Stock shall have the right, voting separately by class or series, to elect Directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of these Articles of Incorporation applicable thereto, ~~and such Directors so elected shall not be divided into classes pursuant to this ARTICLE FIFTH unless expressly provided by such terms.~~

Section 3.    ~~Change in Number of Directors.    If the number of Directors (other than any Directors elected by the holders of any one or more classes or series of Preferred Stock having the right, voting separately by class or series, to elect Directors) is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of Directors in each class as nearly equal as possible.Section 4.~~

Term of Office.    (a)  Each Director elected at or after the 2004 annual meeting of stockholders of this Corporation shall be elected for a ~~three-year term.~~one-year term. Directors elected before the 2004 annual meeting of stockholders of this Corporation shall serve the remaining duration of their three-year terms. A Director shall hold office until the annual meeting for the year in which his or her term expires and until ~~his~~a successor ~~shall be~~has been elected and ~~shall qualify~~qualified to serve, ~~subject to~~except in case of the Director’s prior death, resignation, retirement, disqualification or removal from office.

(b)  Any vacancy on the Board of Directors (whether resulting from an increase in the total number of Directors, the departure of one of the Directors or otherwise) may be filled by the affirmative vote of a majority of the Directors elected by the same class or classes of stockholders which would be entitled to elect the Director who would fill such vacancy if the annual meeting of stockholders of this Corporation were held on the date on which such vacancy occurred, provided that at any time when there is only one such Director so elected and then serving, such Director may fill such vacancy and, provided further, that at any time when there are no such Directors then serving, the stockholders of the class or classes entitled to elect the Director who will fill such vacancy shall have the right to fill such vacancy.

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(c)  Any ~~additional Director of any class elected to fill a vacancy resulting from an increase in the number of Directors of such class shall hold office for a term that shall coincide with the remaining term of the Directors of that class, but in no case will a decrease in the number of Directors shorten the term of any incumbent Director. Any Director elected to fill~~Director who fills a vacancy not resulting from an increase in the number of Directors shall have the same remaining term as that of his or her predecessor.

Section ~~5.~~ 4.    Rights, Powers, Duties, Rules and Procedures; Amendment of Bylaws.    (a)  Except to the extent prohibited by law or as set forth in these Articles of Incorporation or the Bylaws, the Board of Directors shall have the right (which, to the extent exercised, shall be exclusive) to establish the rights, powers, duties, rules and procedures that from time to time shall govern the Board of Directors and each of its members, including, without limitation, the vote required for any action by the Board of Directors, and that from time to time shall affect the Directors’ power to manage the business and affairs of this Corporation. Except to the extent required by law or as set forth in these Articles of Incorporation or the Bylaws, no Bylaw shall be adopted by stockholders which shall impair or impede the implementation of the foregoing.

(b)  The Board of Directors is expressly authorized and empowered, in the manner provided in the Bylaws of this Corporation, to adopt, amend and repeal the Bylaws of this Corporation in any respect to the full extent permitted by the General Corporation Code not inconsistent with the laws of the General Corporation Code or with these Articles of Incorporation, ~~provided that prior to November 23, 2002, ARTICLE IV, SECTION 13 of the Bylaws may not be amended, altered, repealed, superseded or made inoperative or ineffective by adoption of other provisions to the Bylaws or these Articles of Incorporation (any such action, a “CP Covered Bylaws Amendment”) without the affirmative vote of the holders of record of (i) a majority of the votes represented by the shares of PCS Stock and Class A Common Stock then outstanding, voting together as a single class in accordance with ARTICLE SIXTH, Section 3.2(d), and (ii) a majority of the votes represented by the shares of Corporation Common Stock, voting together as a single class, at any annual or special meeting of stockholders, the notice of which shall have specified or summarized the proposed CP Covered Bylaws Amendment.~~.

Section ~~6.~~5.    Removal.    A Director (other than a Director elected by the holders of any class or series of Preferred Stock having the right, voting separately by class or series, to elect Directors) may be removed only for cause. No Director so removed may be reinstated for so long as the cause for removal continues to exist. Such removal for cause may be effected only by the affirmative vote of the holders of a majority of the votes represented by the shares of the class or classes of stockholders which were entitled to elect such Director.

Section ~~7.~~ 6.    Definitions.    Certain capitalized terms used in this ARTICLE FIFTH without definition have the meanings set forth in Section 10 of ARTICLE SIXTH.

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Appendix C

EMPLOYEES STOCK PURCHASE PLAN

AMENDED AND RESTATED

FOR 2003 AND SUBSEQUENT OFFERINGS

1.    Purpose

The purpose of this Employees Stock Purchase Plan is to encourage and enable eligible employees of Sprint and its Subsidiaries to acquire proprietary interests in Sprint through the ownership of Common Stock in order to establish a closer identification of their interests with those of Sprint by providing them with another and more direct means of participating in its growth and earnings which, in turn, will provide motivation for participating employees to remain in the employ of and to give greater effort on behalf of Sprint. It is the intention of Sprint to have the Plan qualify as an “employee stock purchase plan” under Section 423 of the Code. The provisions of the Plan shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of that Section of the Code.

2.    Definitions

The following words or terms, when used herein, shall have the following respective meanings:

(a) “Account” shall mean the funds accumulated with respect to an individual Employee as a result of deductions from his paycheck for the purpose of purchasing Common Stock under this Plan. If an offering permits participants to purchase more than one class of Common Stock, a separate Account shall be established for each participant for each class of Common Stock the participant elects to purchase. The funds allocated to an Employee’s Accounts shall remain the property of the respective Employee at all times but may be commingled with the general funds of Sprint.

(b) “Average Market Price” shall mean the average of the high and low prices of the applicable Common Stock for composite transactions for the date in question or, if no trade of such Common Stock shall have been made on that date, the next preceding date on which there was a trade of such Common Stock.

(c) “Board” shall mean the Board of Directors of Sprint.

(d) “Code” shall mean the Internal Revenue Code of 1986, as amended.

(e) “Committee” shall mean the Compensation Committee of the Board unless the Board designates another committee consisting of three or more members of the Board who are not eligible to participate in this Plan.

(f) “Compensation” shall mean compensation, as such term is defined from time to time in the Sprint Retirement Savings Plan for purposes of Pre-Tax Contributions (as defined in such plan) without regard to any limitations imposed by such plan under Section 401(a)(17) of the Code.

(g) “Date of Grant” shall mean, with respect to each offering under the Plan, the last day of the Subscription Period for the offering. A different date may be set by resolution of the Board.

(h) “Date of Exercise” shall mean the date on which Options shall be deemed exercised, which shall be the last day of the Purchase Period. Different dates may be set by resolution of the Board.

(i) “Eligible Employee” or “Employee” shall mean all persons continuously employed by Sprint or a participating Subsidiary on the 15th day of May immediately before the beginning of the Subscription Period for an offering through the Date of Grant for that offering; provided, however, persons whose customary employment is for less than twenty hours per week or for not more than five months in any calendar year shall not be an “Employee” or an “Eligible Employee” as those terms are used herein; and provided further that the Committee may determine, as to any offering under this Plan, that the offer will not be extended to highly compensated employees (within the meaning of Section 414(q) of the Code or any successor Code section). An individual who is on sick leave or other company approved leave on the Date of Grant and who otherwise is an Eligible Employee may enroll in an offering under the Plan; provided, however, if on the Date of Grant such leave has exceeded a period of 90 days and the individual’s right to reemployment is not guaranteed either by statute or by contract, the individual shall not be permitted to enroll.

(j) “ESPP Broker” shall have the meaning assigned in Section 14(a).

(k) “MIP Payout” shall mean Compensation paid during an offering under the Management Incentive Plan.

(l) “Option” or “Options” shall mean the right or rights granted to Eligible Employees to purchase Common Stock under an offering made under this Plan.

(m) “Plan” shall mean this Employees Stock Purchase Plan, as amended.

(n) “Plan Administrator” shall mean the individual or individuals appointed under Section 4 to carry out certain administrative duties with respect to the Plan.

(o) “Purchase Period” shall mean, with respect to each offering under the Plan, the period from and including the first business day in July of each year through the last business day of June of the following year. A different Purchase Period may be set by resolution of the Board. The Purchase Period relates to the period during which payroll deductions for payment for stock purchased under an offering under this Plan are made.

(p) “Shares,” “Stock” or “Common Stock” shall mean shares of any class of common stock of Sprint that is publicly traded, including shares of Series 1 FON Stock (the “FON Stock”) and shares of Series 1 PCS Stock (the “PCS Stock”).

(q) “Subscription Period” shall mean, with respect to each offering under the Plan, the period of time from the first business day of June through the last business day of June immediately preceding the Purchase Period for the offering. A different Subscription Period may be set by resolution of the Board.

(r) “Sprint” shall mean Sprint Corporation, a Kansas corporation, or its successor.

(s) “Subsidiary” shall mean a corporation, domestic or foreign, of which not less than 50% of the voting securities are held by Sprint or by Sprint together with one or more of its Subsidiaries whether or not such corporation now exists or is hereafter organized or acquired by Sprint or a Subsidiary.

3.    Number of Shares Under the Plan

A total of 50 million shares of FON Stock and a total of 80 million shares of PCS Stock may be sold to Eligible Employees under this Plan. For this purpose, each share of Common Stock, par value $2.50 per share, sold to Eligible Employees before the recapitalization in November 1998 of such shares into shares of FON Stock and PCS Stock shall be counted as a sale of two shares of FON Stock and one share of PCS Stock and each share of FON Stock sold to Eligible Employees after the recapitalization in November 1998 and before the May 1999 two-for-one stock split of the FON Stock shall be counted as a sale of two shares of FON Stock. Furthermore, each share of PCS Stock sold to Eligible Employees after the recapitalization in November 1998 and before the January 2000 two-for-one stock split of the PCS Stock shall be counted as a sale of two shares of PCS Stock. The available shares were appropriately adjusted for the two-for-one stock split of both FON Stock and PCS Stock. The Shares used under the Plan may be newly issued Shares or may be Shares purchased for the Plan on the open market or from private sources, at the option of Sprint. The number of shares of FON Stock that may be sold pursuant to the 2003 Offering under the Plan is limited to a number equal to the sum of (1) the number of shares determined by subtracting the number of shares of FON Stock sold (as above calculated) under the Plan following completion of the 2002 Offering from 40 million shares and (2) 5 million shares. The number of shares of PCS Stock that may be sold pursuant to the 2003 Offering under the Plan is limited to a number equal to the sum of (1) the number of shares determined by subtracting the number of shares of PCS Stock sold (as above calculated) under the Plan following completion of the 2002 Offering from 40 million shares and (2) 20 million shares. With respect to each offering, the Board of Directors will specify the Subsidiaries participating in the offering and such other terms and conditions not inconsistent with this Plan as may be necessary or appropriate.

In the event of reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, offerings of rights, or any other change in the structure of Common Stock, the Board may make such adjustment, if any, as it may deem appropriate in the number, kind, and the Option price of Shares available for purchase under the Plan, and in the number of Shares which an Employee is entitled to purchase.

4.    Administration of the Plan

This Plan shall be administered by the Committee. The Committee is vested with full authority to make, administer and interpret such equitable rules and regulations regarding this Plan as it may deem advisable. Its determinations as to the interpretation and operation of this Plan shall be final and conclusive.

To aid in administering the Plan, the Board or the Committee shall appoint a Plan Administrator and the Committee shall allocate to the Plan Administrator certain limited responsibilities to carry out the directives of the Committee in all phases of the administration of the Plan.

Employees who become participants will be assessed an annual administrative fee, as determined by the Plan Administrator, and such fee will be deducted from their pay on the first payday of the Purchase Period. Sprint will pay all other expenses incident to establishing and administering the Plan and purchasing or issuing Shares.

5.    Participation; Payroll Deductions

(a) An Eligible Employee may become a participant by enrolling during the Subscription Period in the manner prescribed by the Plan Administrator.

(b) Payroll deductions for a participant shall commence with the first payday in the Purchase Period for an offering and shall end with the last payday during the Purchase Period for such offering or until the Employee terminates employment or terminates his participation in the offering as provided in Section 9.

(c) As part of his enrollment, the participant shall elect to have deductions made from his pay on each payday during the time he is a participant in an offering at a percentage (in whole numbers) of his Compensation, up to a maximum of 75% of Compensation. In addition, a participant may affirmatively elect, as part of his enrollment, that no deduction be made under the Plan from any MIP Payout. If the offering permits a participant to elect to purchase more than one class of Common Stock, the participant must specify the percentage (in 10% multiples) of his aggregate deductions to apply to the purchase of each class of Common Stock. Payroll withholding in excess of the percentage designated by a participant is permitted in order to adjust for delays or mistakes in the processing of enrollments. If a participant’s pay on any payday is insufficient, after all other payroll deductions, to withhold the percentage of Compensation elected by such participant, the deduction for this Plan shall be the amount remaining after such other payroll deductions are taken.

(d) All payroll deductions made for a participant shall be credited to his Accounts under the Plan. A participant may not make any separate cash payment into such Accounts nor may payment for Shares be made other than by payroll deduction.

(e) A participant may discontinue his participation in an offering as provided in Section 9, but may not otherwise alter the rate of his payroll deductions for that offering.

6.     Granting of Option

On the Date of Grant for an offering, this Plan shall be deemed to have granted to each participating Employee an Option for as many full Shares as he will be able to purchase with the payroll deductions credited to each of his Accounts during the Purchase Period for that offering, subject to the provisions in the next two paragraphs. Notwithstanding the foregoing, no Employee may purchase more than 6,000 shares of FON Stock nor more than 6,000 shares of PCS Stock during any single offering; provided, further, that no Employee shall be granted an Option to purchase Shares under this Plan if such Employee, immediately after such Option is granted, owns stock (applying the rules of Section 424(d) of the Code) or holds Options to purchase stock possessing five percent or more of the total combined voting power or value of all classes of stock of Sprint or of any of its Subsidiaries; provided, further, that no Employee may be granted an Option to purchase Shares which permits his rights to purchase Shares of all classes of Common Stock under all employee stock purchase plans of Sprint to accrue at a rate which exceeds in any one calendar year $25,000 of the fair market value of the stock determined as of the date the Option to purchase is granted.

If the total number of Shares of any class for which Options are to be exercised on any Date of Exercise exceeds the number of Shares of that class then available under the Plan for that offering before any transfer of Account balances permitted by Section 8, Sprint shall make a pro rata allocation of the available Shares of that class based on the amount in each participant’s Account relating to that class of Common Stock at the end of the Purchase Period without transferring any Account balances.

If the total number of Shares of any class for which Options are to be exercised on any Date of Exercise does not exceed the number of Shares of that class then available under the Plan for that offering before any transfer of Account balances permitted by Section 8, but would exceed the number of Shares of that class then available for that offering after the transfer of Account balances permitted by Section 8, Sprint shall (1) allocate sufficient Shares of that class so that the amounts in all participants’ Accounts relating to that class of Common Stock at the end of the Purchase Period without the transfer of Account balances will be used to purchase such number of full shares of that class of Common Stock as the balances in the Accounts will pay for at the Option price for that class of Common Stock, (2) transfer Account balances as permitted by Section 8, and (3) make a pro rata allocation of the remaining Shares of that class available for that offering based on the amounts in each participant’s Account following such transfer.

All Shares of any class of Common Stock included in any offering under this Plan in excess of the total number of Shares of that class purchased in such offering shall be available for inclusion in any subsequent offering under this Plan.

7.    Purchase Price

The Option price per Share with respect to each class of Common Stock shall be the lower of:

(a) 85% of the Average Market Price for a Share of that class of Common Stock on the Date of Grant; or

(b) 85% of the Average Market Price for a Share of that class of Common Stock on the Date of Exercise.

8.    Exercise of Option

Subject to the availability of Shares as set forth in Section 6, each Employee who has sufficient funds in his Account for a class of Common Stock on a Date of Exercise to purchase at least one full share of that class of

Common Stock shall be deemed to have exercised his Option on such date and shall be deemed to have purchased from Sprint such number of full shares of that class of Common Stock reserved for the purpose of the Plan as the balance in his Account on the Date of Exercise will pay for at the Option price for that class of Common Stock.

If on any Date of Exercise, an Employee

(1) shall have purchased all the shares he is entitled to purchase of any class of Common Stock, as determined under Section 6,

(2) a balance remains in his Account for that class of Common Stock, and

(3) he has another Account for the purchase of another class of Common Stock with respect to which he has not purchased the maximum number of shares allowable under Section 6,

the unused balance shall be transferred to the other Account for the purchase of such other class of Common Stock and applied on the Date of Exercise to the purchase of shares of such other class of Common Stock up to the maximum permissible number of shares he may purchase under Section 6. In the event there are not sufficient Shares of both PCS Stock and FON Stock available to allow the purchase of Shares without a pro rata allocation of the Shares of each class before unused balances are transferred from one Account to the other Account, there shall be no transfer of amounts from one Account to another Account and the allocation of available Shares will be made pro rata based on the amounts in the respective Accounts at the end of the Purchase Period without any such transfer. The balance in an Employee’s Account not used to purchase Common Stock shall be paid to the Employee as soon as practicable after the Date of Exercise.

9.    Termination of Participation

An Employee may terminate participation in an offering with respect to all classes of Common Stock, in whole but not in part, at any time before the end of the Purchase Period for such offering. To terminate participation, an Employee must deliver a notice to the Plan Administrator in the manner prescribed by the Plan Administrator. As soon as practicable after receipt of such notice, the Plan Administrator shall stop the Employee’s payroll deductions provided for in Section 5.

If the Employee terminates participation in an offering before the first day of June in the Purchase Period of that offering, the Employee may make an irrevocable election, in the manner prescribed by the Plan Administrator, to have the balances in the Employee’s Accounts used for Option exercises on the Date of Exercise or have the balances in the Employee’s Accounts refunded to the Employee. If the Employee elects to have the amounts in his Accounts refunded, the funds will be paid to the Employee as soon as practicable after his election. If the Employee elects to have the balances used for Option exercises, any funds remaining in the Employee’s Accounts after such Option exercises will be paid to the Employee as soon as practicable after the Date of Exercise.

If an Employee terminates participation in an offering on or after the first day of June in the Purchase Period of that offering, the balances in the Employee’s Accounts shall be used for Option exercises on the Date of Exercise. Any funds remaining in the Employee’s Accounts after such Option exercises will be paid to the Employee as soon as practicable after the Date of Exercise.

10.    Termination of Employment

If an Employee:

(1) retires under the provisions of the Sprint Retirement Pension Plan or

(2) is involuntarily separated without cause

before the first day of June in the Purchase Period of an offering, the Employee may make an irrevocable election, in the manner prescribed by the Plan Administrator, to have the balances in the Employee’s Accounts be used for Option exercises on the Date of Exercise or have the balances in the Employee’s Accounts refunded to the Employee. The Employee must make this election either no later than 30 days from his separation date or June 1, whichever is earlier. If an election is not made by the deadline for making an election, the funds remaining in the Employee’s Account will be used for Option exercises on the Date of Exercise. If the Employee elects to have the amounts in his Accounts refunded, the funds will be paid to the Employee as soon as practicable after his election. If the Employee elects to have the balances used for Option exercises, or if the Employee fails to make an election by the deadline for making an election, any funds remaining in the Employee’s Accounts after the Option exercises will be paid to the Employee as soon as practicable after the Date of Exercise.

If an Employee terminates employment for any other reason before the first day of June in the Purchase Period of an offering, the funds remaining in the Employee’s Accounts will be refunded to the Employee as soon as practicable after termination.

Upon termination of employment for any reason whatsoever, including but not limited to death or retirement, on or after the first day of June in the Purchase Period of an offering, the balances in the Accounts of a participating Employee shall be used for Option exercises on the Date of Exercise. Any funds remaining in the participant’s Accounts after such Option exercises will be paid to the Employee as soon as practicable after the Date of Exercise.

11.    Automatic Re-enrollment

For each offering subsequent to the 1998 offering, each participant in an offering who is still an Eligible Employee shall automatically be re-enrolled in the next offering at the same percentage of Compensation (and with the same election as to whether a deduction shall be made from any MIP Payout) in effect at the last day of the Purchase Period immediately preceding such next offering (if such an offering is authorized by the Board). If the offering permits a participant to elect to purchase more than one class of Common Stock, and the participant is automatically re-enrolled as described in the preceding sentence, such participant’s aggregate payroll deductions will be used to purchase each class of Common Stock as set by resolution by the Board. If the Employee wants to change his payroll deductions in the new offering, he must re-enroll in the new offering during the Subscription Period for the new offering. If an Employee enrolled in a prior offering does not want to participate in the new offering, he must affirmatively elect not to participate in the new offering during the Subscription Period for the new offering.

The balances in the Employee’s Accounts at the end of an offering not used to purchase Common Stock shall be refunded to him. Upon termination of the Plan, the balances in each Employee’s Accounts not used to purchase Common Stock shall be refunded to him.

12.    Interest

No interest will be paid or allowed on any money in the Accounts of participating Employees.

13.    Rights to Purchase Shares Not Transferable

No Employee shall be permitted to sell, assign, transfer, pledge, or otherwise dispose of or encumber either the payroll deductions credited to his Accounts or any rights with regard to the exercise of an Option or to receive Shares under the Plan other than by will or the laws of descent and distribution, and such right and interest shall not be liable for, or subject to, the debts, contracts, or liabilities of the Employee. Any such action taken by the Employee shall be null and void.

14.    Rights as Stockholder and Evidence of Stock Ownership

(a) An Employee will not become a stockholder, and will have no rights as a stockholder, with respect to Shares being purchased under this Plan until after his Option is exercised and the Shares have been issued by Sprint. Promptly following each Date of Exercise, the number of shares of Common Stock of each class purchased by each participant shall be deposited into an account established in the participant’s name at a stock brokerage or other financial services firm designated by Sprint (the “ESPP Broker”).

(b) A participant shall be free to undertake a disposition (as that term is defined in Section 424 of the Code) of the Shares in his ESPP Broker account at any time, whether by sale, exchange, gift, or other transfer of legal title, but in the absence of such a disposition of the Shares, the Shares must remain in the participant’s account at the ESPP Broker until the holding period set forth in Section 423(a) of the Code has been satisfied. With respect to Shares for which the Section 423(a) holding period has been satisfied, the participant may move those Shares to another brokerage account of participant’s choosing or request that a stock certificate be issued and delivered to him.

(c) A participant who is not subject to payment of U.S. income taxes may move his Shares to another brokerage account of his choosing or request that a stock certificate be issued and delivered to him at any time, without regard to the satisfaction of the Section 423(a) holding period.

15.    Application of Funds

All funds received by Sprint in payment for Shares purchased under this Plan may be used for any valid corporate purpose.

16.    Commencement of Plan

This Plan commenced on the first day of June, 1988. This Plan as amended and restated is effective for the 2003 and subsequent offerings.

17.    Governmental Approvals or Consents; Amendments or Termination

This Plan and any offering and sales to Employees under it are subject to any governmental approvals or consents that may be or become applicable in connection therewith.

The Plan shall terminate on the effective date of a merger or consolidation in which Sprint is not the surviving corporation, if such merger or consolidation is not between or among corporations related to Sprint. If such event occurs during a Purchase Period for an offering, the Date of Exercise shall be the date determined by the Board. Any payroll deductions placed in an Employee’s Accounts after such Date of Exercise will be refunded to the Employee.

The Board may terminate the Plan or make such changes in the Plan and include such terms in any offering under this Plan as may be necessary or desirable, in the opinion of Counsel for Sprint, to comply with the rules or regulations of any governmental authority, or to be eligible for tax benefits under the Code or the laws of any state; or for any other reason provided that no termination or amendment may adversely affect the rights of any participant in any offering already commenced, nor may any amendment require the sale of more Shares than are authorized without prior approval of Sprint’s stockholders.

18.    Notices

All notices or other communications by a participant to Sprint under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by Sprint at the location, or by the person, designated for the receipt thereof.

— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —

SPRINT CORPORATION

6200 Sprint Parkway

Overland Park, Kansas 66251

This Proxy is Solicited on Behalf of the Board of Directors for the Annual Meeting on May 13, 2003

The undersigned hereby appoints W.T. Esrey, J. R. Devlin and R. J. Dellinger, and each of them, with full power of substitution, as proxies, to vote all the shares of common and preferred stock of Sprint Corporation (“Sprint”) that the undersigned is entitled to vote at the 2003 Annual Meeting of Stockholders to be held May 13, 2003, and any adjournment thereof, upon the matters set forth on the reverse side, and in their discretion upon such other matters as may properly come before the meeting.

This Proxy, if signed and returned, will be voted as specified on the reverse side. If this card is signed and returned without specifications, your shares will be voted FOR items 1, 2, 3, and 4 and AGAINST items 5, 6, 7 and 8. A majority of said proxies, or any substitutes, who shall be present and act at the meeting (or if only one shall be present and act, then that one) shall have all the powers of said proxies hereunder.

SPRINT CORPORATION 6200 Sprint Parkway Overland Park, Kansas 66251

VOTE BY INTERNET—www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site. You will be prompted to enter your 12-digit Control Number which is located below to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE—1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call. You will be prompted to enter your 12-digit Control Number which is located below and then follow the simple instructions the Vote Voice provides you.

VOTE BY MAIL

Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Sprint Corporation, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:                  SPRNT1                  KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

SPRINT CORPORATION

The Board of Directors recommends a vote FOR items 1, 2, 3, and 4 and AGAINST 5, 6, 7 and 8. Vote On Directors
1.

To elect the nominees listed below, and each of them, as Directors of Class II; and while Sprint has no reason to believe that any of the nominees will decline or be unable to serve, if any do, to vote with discretionary authority.

		For All ☐	Withhold All ☐	For All Except ☐		To withhold authority to vote, mark “For All Except” and write the nominee’s number on the line below.
	Nominees: 01) Gary D. Forsee 02) Charles E. Rice 03) Louis W. Smith	For	Against	Abstain			For	Against	Abstain
	Vote on Proposals

2.	To amend the Articles of Incorporation to declassify Sprint’s Board of Directors.	☐	☐	☐	5.	Stockholder Proposal Concerning Option Repricing	☐	☐	☐

3.	To approve amendments to the 1988 Employees Stock Purchase Plan.	☐	☐	☐	6.	Stockholder Proposal Concerning Severance Agreements With Executives	☐	☐	☐

4.	To ratify appointment of Ernst & Young LLP as independent auditors of Sprint for 2003 (see page 31 of enclosed proxy statement for new policy prohibiting Sprint’s independent auditors from providing tax services to Sprint’s executives).	☐	☐	☐	7.	Stockholder Proposal Concerning CEO Pay Cap	☐	☐	☐
					8.	Stockholder Proposal Concerning Change in Control Provisions	☐	☐	☐

Please sign exactly as your name(s) appear(s) to the right. If shares are held jointly, any one of the joint owners may sign. Attorneys-in-fact, executors, administrators, trustees, guardians or corporation officers should indicate the capacity in which they are signing. PLEASE VOTE THIS PROXY PROMPTLY whether or not you expect to attend the meeting.

		Yes	No

HOUSEHOLDING ELECTION—Please indicate if you consent to receive certain future investor communications in a single package per household		☐	☐

Signature [PLEASE SIGN WITHIN BOX] Date					Signature (Joint Owners) Date